SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, for Use of
[X]  Definitive Proxy Statement                   the Commission Only (as
[ ]  Definitive Additional Materials              permitted by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Section 240.14a-12

                            JOURNAL REGISTER COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

[Company logo]









                                                                  April 15, 2004




Dear Stockholder:

         You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Journal Register Company, which will be held on Tuesday, May 18, 2004, at The Trenton Marriott Hotel at Lafayette Yard, One West Lafayette Street, Trenton, New Jersey 08608, at 10:00 a.m., local time.

         The business to be considered and voted on at the meeting is explained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We hope that many of you will be able to attend our 2004 Annual Meeting in person. If you plan to attend, please write your name on the enclosed admission ticket and bring it with you to the Annual Meeting.

         Whether or not you plan to attend the Annual Meeting in person, it is important that your shares of Common Stock be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement, please sign, date and return the enclosed proxy card in the postage-paid envelope provided.

         Thank you for your support of Journal Register Company.

                                           Sincerely,

                                           /s/ Robert M. Jelenic
                                           -------------------------
                                           Robert M. Jelenic
                                           Chairman, President and Chief
                                           Executive Officer

                            Journal Register Company
                               State Street Square
                              50 West State Street
                             Trenton, NJ 08608-1298

                              --------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2004
                              --------------------

To the Stockholders of Journal Register Company:

         NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of Journal Register Company, a Delaware corporation (the "Company"), will be held on Tuesday, May 18, 2004, at The Trenton Marriott Hotel at Lafayette Yard, One West Lafayette Street, Trenton, New Jersey 08608, at 10:00 a.m., local time, for the following purposes:

   1. To elect two Class A directors to hold office until the 2007 Annual Meeting of Stockholders;

   2.       To approve an amendment of the 1997 Stock Incentive Plan;

   3.       To approve the continuation of the Executive Incentive
            Compensation Plan;

   4. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for fiscal year 2004; and

   5. To transact such other business as may properly be presented at the 2004 Annual Meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on March 19, 2004 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the 2004 Annual Meeting of Stockholders of the Company and any adjournments or postponements thereof. A list of such stockholders will be available during regular business hours at the offices of the Company at State Street Square, 50 West State Street, Trenton, New Jersey 08608 for the ten days before the meeting, for inspection by any stockholder for any purpose germane to the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Marc S. Goldfarb
                                          --------------------
                                          Marc S. Goldfarb
                                          Corporate Secretary

Trenton, New Jersey
April 15, 2004



--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE 2004 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.
--------------------------------------------------------------------------------

                            Journal Register Company
                               State Street Square
                              50 West State Street
                             Trenton, NJ 08608-1298


                                 PROXY STATEMENT


         This Proxy Statement is being furnished to stockholders of Journal Register Company, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") from holders of the outstanding shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), for use at the 2004 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 18, 2004, at The Trenton Marriott Hotel at Lafayette Yard, One West Lafayette Street, Trenton, New Jersey 08608, at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth herein.

         Only holders of record of Common Stock as of the close of business on March 19, 2004 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on such date, the Company had 41,903,936 shares of Common Stock issued and outstanding. Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record as of the Record Date. Holders of Common Stock may not cumulate their votes for the election of directors. Shares of Common Stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. IF NO INSTRUCTIONS ARE INDICATED, SHARES REPRESENTED BY PROXY WILL BE VOTED "FOR" THE ELECTION, AS DIRECTORS OF THE COMPANY, OF THE TWO NOMINEES NAMED IN THE PROXY TO SERVE UNTIL THE 2007 ANNUAL MEETING OF STOCKHOLDERS; "FOR" THE AMENDMENT OF THE 1997 STOCK INCENTIVE PLAN; "FOR" THE CONTINUATION OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN; "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
FOR THE COMPANY FOR FISCAL YEAR 2004; AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER WHICH MAY PROPERLY BE PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

         This Proxy Statement and the accompanying proxy card are being mailed to Company stockholders on or about April 15, 2004.

         Any holder of Common Stock giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked or (iii) at the Annual Meeting, if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke the proxy. All written notices of revocation of proxies should be addressed as follows: Journal Register Company, State Street Square, 50 West State Street, Trenton, NJ 08608-1298, Attention: Marc S. Goldfarb, Corporate Secretary.

         In determining the presence of a quorum at the Annual Meeting, abstentions and broker non-votes (votes withheld by brokers in the absence of instructions from street-name holders) will be included. The Company's Amended and Restated By-laws (the "By-laws") provide that directors are elected by a plurality of the votes cast at the meeting and that all other matters must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter (unless the matter is one for which the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation or the Company's By-laws require a greater vote). Therefore, with respect to any matter requiring approval of the affirmative vote of a majority of the shares present in person or represented by proxy, abstentions will have the same effect as a vote against the matter, but, with respect to the election of directors, abstentions will be excluded when calculating the number of votes cast on the matter. In all instances, broker non-votes will be excluded from the calculation.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The number of directors of the Company, as determined by the Board, is currently eight. The Board consists of three classes: Class A, Class B and Class
C. One of the three classes, comprising approximately one-third of the directors, is elected each year to succeed the directors whose terms are expiring. Directors hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualified unless, prior to that date, they have resigned, retired or otherwise left office. In accordance with the By-laws, the Board has determined that Class A directors are to be elected at the Annual Meeting, Class B directors are to be elected at the Annual Meeting of Stockholders to be held in the year 2005 and Class C directors are to be elected at the Annual Meeting of Stockholders to be held in the year 2006.

         At the Annual Meeting, two Class A directors are to be elected to the Board, to serve until the Annual Meeting of Stockholders to be held in 2007. The nominees for election at the Annual Meeting are Burton B. Staniar and James W. Hall. Messrs. Staniar and Hall are currently directors of the Company. If either of the above nominees is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. The Board has no reason to believe that either of the above nominees will be unable or unwilling to serve as a director.

         The following table sets forth the name and age (as of the date of the Annual Meeting) of the directors, the class to which each director has been nominated for election, elected or appointed, their principal occupations at present, the positions and offices, if any, held by each director with the Company in addition to their position as a director, and the period during which each has served as a director of the Company.

                                                                                               SERVED AS A
                                                                                             DIRECTOR OF THE
NAME                     AGE       PRINCIPAL OCCUPATION - POSITION HELD                       COMPANY SINCE
----                     ---       ------------------------------------                      ----------------

CLASS A - 2004

Burton B. Staniar        62        Chairman of Knoll, Inc.                                          2001

James W. Hall            57        Senior Vice President, Investments of GrowthWorks (WVIS)         2003
                                   Ltd.

CLASS B - 2005

Jean B. Clifton          43        Executive Vice President and Chief Financial Officer             1997

Joseph A. Lawrence       54        Private Investor and Consultant                                  1997

Gary D. Nusbaum          37        Managing Director of Aetos Capital, LLC                          1999

CLASS C - 2006

Robert M. Jelenic        53        Chairman, President and Chief Executive Officer                  1997

John L. Vogelstein       69        Vice Chairman and Member of Warburg Pincus LLC                   1997

Errol M. Cook            64        Private Investor and Consultant                                  2001

------------------------------------------------------------------------------------------------------------------------------------


NOMINEES FOR TERMS EXPIRING IN 2007: CLASS A DIRECTORS

         BURTON B. STANIAR has been a director of the Company since May 2001. Mr. Staniar is Chairman of Knoll, Inc., a global office furnishing company. Prior to joining Knoll, Inc. in 1994, Mr. Staniar was Chairman of Westinghouse Broadcasting Company, which operates television and radio stations, a television production company and cable programming ventures. He was named Chairman of Westinghouse Broadcasting Company in 1987 after previously serving as President of Group W Cable, Inc. Mr. Staniar has also held marketing and general management positions at Colgate-Palmolive Company and Church & Dwight Co., Inc. Mr. Staniar is a director of Knoll, Inc. and Church & Dwight Co., Inc.

         JAMES W. HALL has been a director of the Company  since July 2003.
Mr. Hall presently serves GrowthWorks (WVIS) Ltd., a venture capital fund manager, in a transition role as Senior Vice President, Investments. From July 1990 to December 2002, he was Senior Vice President and Chief Investment Officer of Working Ventures Canadian Fund Inc. and Working Ventures II Technology Fund Inc., where he was responsible for the core investment management activities of the funds. After beginning his career as a Chartered Accountant, Mr. Hall subsequently held senior positions at Citicorp and Lloyds Bank Canada. He presently serves on the Board of Directors of Indigo Books & Music Inc. (TSX:
IDG) and General Donlee Limited and General Donlee Income Fund (TSX: GDI.UN).

  CLASS B DIRECTORS

         JEAN B. CLIFTON is the Executive Vice President and Chief Financial Officer and a director of the Company, positions she has held since the Company's inception in 1990. Ms. Clifton, a Certified Public Accountant, began her business career at Arthur Young & Co. (a predecessor to Ernst & Young LLP). Ms. Clifton has 17 years of senior management experience in the newspaper industry. Ms. Clifton is a member of the Board of Directors of the Newspaper Association of America ("NAA"), the Board of Directors of the Fresh Air Fund, and the Board of Directors of the Lower Bucks Chapter of the American Red Cross.

         JOSEPH A. LAWRENCE has been a director of the Company since August 1997. From June 1998 to January 1999, Mr. Lawrence was Executive Vice President and Chief Administrative Officer of Qwest. Prior to June 1998, Mr. Lawrence was Executive Vice President and Chief Financial Officer of LCI International, Inc. ("LCI"). Mr. Lawrence joined LCI in October 1993 as Senior Vice President of Finance and Development and Chief Financial Officer, assuming the role of Executive Vice President and Chief Financial Officer in August 1997. From 1990 to 1993, Mr. Lawrence was Senior Vice President of Finance and Administration for MCI Communications Corporation's Consumer Markets division and from 1985 to 1990 was Vice President of Finance for MCI Communications Corporation's Mid-Atlantic division.

         GARY D. NUSBAUM has been a director of the Company since February 1999. Since January 2003, Mr. Nusbaum has been a Managing Director of Aetos Capital, LLC, an independent investment management firm. From January 1997 to October 2002, Mr. Nusbaum was a General Partner of Warburg Pincus & Co. ("WP") and a Member and Managing Director of Warburg Pincus LLC ("WP LLC"), where he was employed from 1989 to October 2002.

CLASS C DIRECTORS

         ROBERT M. JELENIC is the Chairman, President and Chief Executive Officer of the Company. He has been President and Chief Executive Officer and a director since the inception of the Company in 1990 and became Chairman in 1997. A Chartered Accountant, Mr. Jelenic began his business career with Arthur Andersen in Toronto, Canada. Mr. Jelenic has 27 years of senior management experience in the newspaper industry, including 12 years with the Toronto Sun Publishing Corp. Mr. Jelenic is a member of the Board of Directors of the Audit Bureau of Circulations ("ABC") and Lamar Advertising Company.

         JOHN L. VOGELSTEIN has been a director of the Company and its predecessors for more than the past ten years. Mr. Vogelstein is a General Partner of WP and a Member and Vice Chairman of WP LLC, where he has been employed since 1967. Mr. Vogelstein is a director of Information Holdings Inc. and Mattel, Inc.

         ERROL M. COOK has been a director of the Company since May 2001. From 1991 to 1998, Mr. Cook was a General Partner of WP and a Member and Managing Director of WP LLC. From 1989 to 1991, Mr. Cook was Managing Director of Wertheim Schroder & Co. Prior to that, Mr. Cook, a Certified Public Accountant, was a Senior Partner at Ernst & Young LLP. Mr. Cook is a director of Omnicom Group, Inc.

      THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF
           BURTON B. STANIAR AND JAMES W. HALL AS CLASS A DIRECTORS.


                    GENERAL INFORMATION RELATING TO THE BOARD
The Board

         The Board manages the business and affairs of the Company. The Board is currently comprised of eight members. The Board has determined that all six of the non-management directors, being Messrs. Cook, Hall, Lawrence, Nusbaum, Staniar and Vogelstein, are independent within the meaning of the New York Stock Exchange (the "NYSE") listing standards. As part of this determination, the Board determined that none of such directors has any material relationships with the Company, other than in their respective capacities as directors.

         The Company's non-management directors regularly meet in scheduled executive sessions without management. Mr. Vogelstein has been appointed by the non-management directors to serve as the lead director of such sessions. Stockholders and other interested parties may communicate with the Board, the lead director or the non-management directors individually or as a group by writing to such director(s) in care of the Corporate Secretary, Journal Register Company, State Street Square, 50 West State Street, Trenton, New Jersey 08608-1298. All such communications will be promptly distributed by the Corporate Secretary to the appropriate director(s).

         The Board held eight meetings (exclusive of committee meetings) during fiscal 2003. To assist it in carrying out its duties, the Board has delegated certain authority to three committees whose functions and current members are described below. All of the current members of the Board attended at least 75 percent of the aggregate meetings of the Board and the committees thereof of which he or she was a member during 2003. Board members are encouraged to attend the Annual Meeting of Stockholders, and all of the directors attended the 2003 Annual Meeting of Stockholders, except for one director whose absence was excused.

Committees of the Board

         During 2003, the standing committees of the Board consisted of an Audit Committee, established in September 1997, a Compensation Committee, established in May 1997, and a Corporate Governance Committee, established in October 2002. Each committee of the Board is composed entirely of independent directors. Each committee operates pursuant to a written charter that sets forth the committee's responsibilities and authority. Copies of such charters are available on the Company's Website at www.journalregister.com.

         Audit Committee. The Audit Committee currently consists of Messrs. Cook (Chairman), Lawrence and Hall, each of whom has been determined by the Board to be independent as required of audit committee members by the NYSE and by applicable rules of the Securities and Exchange Commission (the "Commission"). The Board of Directors has also determined that Mr. Cook possesses accounting and related financial management expertise within the meaning of the listing standards of the NYSE and therefore qualifies as an "audit committee financial expert" as defined in applicable Commission rules. During 2003, the Audit Committee held eleven meetings. No member of the Audit Committee currently serves on the Audit Committee of more than three public companies. The Audit Committee is responsible for reviewing and helping to ensure the integrity of the Company's financial statements. Among other responsibilities, the Audit Committee, with management and independent and internal auditors, reviews the adequacy of the Company's internal controls. The Audit Committee is also directly responsible for the appointment, replacement, compensation and oversight of the Company's independent auditors, and performs its oversight responsibilities as set forth in the Audit Committee Charter.

         Compensation Committee. During 2003, the Compensation Committee, which currently consists of Messrs. Lawrence (Chairman), Nusbaum and Staniar, held five meetings. The Compensation Committee is responsible for reviewing, evaluating and approving all compensation plans, policies and programs that affect directors and senior management. The Compensation Committee also has primary responsibility for administering the 1997 Stock Incentive Plan (the "1997 Plan") and the Executive Incentive Compensation Plan.

         Corporate Governance Committee. During 2003, the Corporate Governance Committee, which currently consists of Messrs. Hall (Chairman), Nusbaum, Staniar and Vogelstein, held five meetings. The Corporate Governance Committee is responsible for selecting potential candidates to serve as Board members, making recommendations to the Board concerning the structure and membership of the other Board committees and overseeing annual self-evaluations of the Board and its committees. The Corporate Governance Committee identifies potential candidates to serve as Board members by introduction from management, members of the Board, employees or other sources, including stockholders that satisfy the Company's policy regarding stockholder proposals. See "Submission of Stockholder Proposals" below. The Corporate Governance Committee evaluates all director candidates in the same manner regardless of the source of the recommendation. The Corporate Governance Committee also advises the Board on corporate governance matters.

Compensation of Directors

         Independent directors receive an annual fee of $20,000, except for the Chairman of the Audit Committee, who receives $40,000, and the other members of the Audit Committee, who receive $30,000. All directors are reimbursed for all reasonable expenses incurred in connection with their attendance at Board meetings. Independent directors will also receive, during the term of their directorships, annual grants of non-qualified stock options ("NQOs") to purchase 9,000 shares of Common Stock on terms and conditions specified by the Compensation Committee.

                              CORPORATE GOVERNANCE

         The Company makes available a wide variety of information free of charge on its Website at www.journalregister.com. For example, the Company's filings with the U.S. Securities and Exchange Commission are available on the Company's Website as soon as reasonably practicable after the reports are electronically filed with the SEC. The Company's Website also contains news releases, financial information, Company profiles and corporate governance information, including copies of the Company's Corporate Governance Guidelines, the Company's Code of Business Conduct and Ethics, the Company's Code of Ethics for CEO and Other Senior Financial Officers, the Company's Audit Committee Pre-Approval Policy, the charters of each of the Committees of the Board of Directors, and information regarding how interested parties may contact the Board, the lead director or the non-management directors as a group. Mailed copies of such information can be obtained free of charge by writing to the Company at Journal Register Company, State Street Square, 50 West State Street, Trenton, NJ 08608-1298, Attention: Corporate Secretary. The contents of the Company's Websites are not incorporated into this filing.

         The Company maintains corporate governance guidelines and practices that are in compliance with the Sarbanes-Oxley Act of 2002 and the Commission rules promulgated thereunder, as well as the listing requirements of the NYSE, including:

   - A majority of the Company's directors are independent of the Company and its management. The Board has determined that six of the eight directors, including all non-management directors, are independent.

   - All members of the Board's Audit Committee, Compensation Committee and Corporate Governance Committee are independent.

   -      Each Committee of the Board operates pursuant to a written charter.

   - The Audit Committee contains at least one member who is an "audit committee financial expert" as defined in applicable Commission rules.

   - The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditor, subject to certain de minimis exceptions.

   - The directors meet regularly in executive session without the presence of management.

   - The independent directors have designated an independent lead director to chair the executive sessions of the Board.

   -     The Board has adopted Corporate Governance Guidelines.

   -      The Company maintains a Code of Business Conduct and Ethics.

   - The Company also maintains a Code of Ethics for CEO and Senior Financial Officers that imposes additional obligations upon the Chief Executive Officer and senior financial officers.

   - The Company has established an ethics hotline, which establishes procedures for the anonymous submission of employee complaints regarding accounting, auditing or financial matters. Any such matters will be reviewed under Audit Committee direction and oversight.



                             EXECUTIVE COMPENSATION
Summary Compensation

         The following table sets forth information concerning compensation for services in all capacities during 2003, 2002 and 2001 awarded to, earned by or paid to the Company's Chief Executive Officer and all other executive officers of the Company whose aggregate cash and cash equivalent compensation exceeded $100,000, and who were serving the Company at the end of fiscal 2003 (the "Named Executives").

                           Summary Compensation Table

                                                     Annual Compensation         Long-Term Compensation
                                                     -------------------         ----------------------
                                                                                 Awards        Payouts
                                                                                 ------        -------
                                                                               Securities
Name and                                                                       Underlying        LTIP          All Other
Principal Position                         Year     Salary ($)   Bonus ($)     Options (#)   Payouts ($)(1)  Compensation(2)
------------------                         ----     ----------   ---------    -----------   --------------  ---------------

Robert M. Jelenic,                         2003      $950,000     $300,000        210,000              -           $66,643
    Chairman, President and                2002       950,000      400,000        250,000       $124,741            75,018
       Chief Executive Officer             2001       950,000      137,500        245,000        234,127         1,387,896

Jean B. Clifton,                           2003      $580,000     $195,000        115,000              -           $36,910
    Executive Vice President and           2002       565,000      260,000        135,000        $58,874            35,399
       Chief Financial Officer             2001       565,000       80,000        130,000        109,665           827,441

Thomas E. Rice,                            2003      $290,000      $42,000         24,000              -           $16,380
    Senior Vice President,                 2002       280,000       45,000         24,000        $23,814            17,223
       Operations                          2001       280,000        5,000         24,000         35,590           173,787

Allen J. Mailman,                          2003      $215,000      $30,000         16,000              -           $14,908
    Senior Vice President,                 2002       210,000       30,000         16,000        $20,979            17,098
       Technology                          2001       210,000        3,750         16,000         39,443           109,912

Marc S. Goldfarb                           2003      $210,000      $24,000         25,000              -            $1,944
     Vice President, General Counsel       2002             -            -              -              -                 -
        and Corporate Secretary            2001             -            -              -              -                 -

------------------------------------------------------------------------------------------------------------------------------------

(1) Prior to the Company's initial public offering of Common Stock in May 1997 (the "Offering"), the Company maintained a bonus plan (the "StarShare Plan"), which commenced in January 1992 and in which key employees were eligible to participate. Each participant received award units (the "StarShare Units") based on target percentages of his or her base salary. Each StarShare Unit represented a proportionate share of an aggregate dollar amount. Such dollar amount was based on certain performance measures related to the Company's compound annual growth in cash flow and revenue and the Company's reduction in debt and/or equity redemption over a three-year performance period. In general, StarShare Units granted under the StarShare Plan vested at the end of the third year of the grant. Following the applicable vesting period, the values of the StarShare Units are paid to the participants in three equal annual installments, with interest paid on the second and third payments at the applicable treasury note rate from the first applicable payment date. The Company discontinued making grants under the StarShare Plan prior to completion of the Offering and all future payouts with respect to then outstanding grants were payable solely in cash.

(2) These amounts include: (i) the Company's matching contributions under the Company's 401(k) Plan and Supplemental 401(k) Plan for 2003, 2002 and 2001, respectively, which were as follows for each Named Executive:
         Mr. Jelenic - $42,750, $42,750 and $42,750; Ms. Clifton - $26,100,
         $25,425 and $25,425; Mr. Rice - $13,050, $12,600 and $12,600; and Mr.
         Mailman - $9,675, $9,450 and $9,450; (ii) the special management incentive related to operations contracted for sale in 2000, approved by the stockholders at the 2001 Annual Meeting of Stockholders, which were as follows for each Named Executive: Mr. Jelenic - $1,330,000; Ms. Clifton - $798,000; Mr. Rice - $160,000; and Mr. Mailman - $100,000;
         and (iii) the value of life insurance premiums paid by the Company on behalf of the Named Executives in 2003, 2002 and 2001, as follows: Mr. Jelenic - $8,492, $9,980 and $15,146; Ms. Clifton - $2,265, $2,724 and
         $4,016; Mr. Rice - $1,238, $1,187 and $1,187; Mr. Mailman - $851, $864
         and $462; and Mr. Goldfarb - $144.

Stock Option Grants

         The following table sets forth information regarding grants of options to purchase shares of Common Stock made by the Company during the fiscal year ended December 28, 2003 to each of the Named Executives. No stock appreciation rights ("SARs") were granted during fiscal 2003.

                        Option Grants in Fiscal Year 2003

                                                                                             Potential Realizable Value
                                                                                                 at Assumed Annual
                                 Number of       Percent of                                     Rates of Stock Price
                                 Securities    Total Options                                      Appreciation for
                                 Underlying      Granted to      Exercise                          Option Term(4)
                                  Options       Employees in      Price       Expiration           --------------
   Name                         Granted (#1)       2003(2)     ($/Share)(3)      Date           (5%)          (10%)
   ----                         ------------       -------     ------------      ----           ----          -----

   Robert M. Jelenic              210,000           28.3%         $17.55        5/1/13       $2,317,791     $5,873,738
   Jean B. Clifton                115,000           15.5           17.55        5/1/13        1,269,267      3,216,571
   Thomas E. Rice                  24,000            3.2           17.55        5/1/13          264,890        671,284
   Allen J. Mailman                16,000            2.2           17.55        5/1/13          176,594        447,523
   Marc S. Goldfarb (5)            25,000            3.4           17.55        5/1/13          255,327        678,655

------------------------------------------------------------------------------------------------------------------------------------

(1)      Options vest and become  exercisable  in five equal annual  installments  beginning  on the first  anniversary  of the date of grant.

(2)      The Company granted options to purchase a total of 743,275 shares of Common Stock during 2003.

(3)      The exercise  price of the options  granted was equal to the fair market value of the shares of Common  Stock  underlying the options on the grant date.

(4) Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Common Stock over the term of the options. These assumptions are based on rules promulgated by the Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, on the stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the option holder will receive the amounts reflected.

(5) Included within Mr. Goldfarb's grant are 20,000 options exercisable at $17.55 per share and 5,000 options exercisable at $21.67 per share.

Fiscal Year-End Option Values

         The following table sets forth information regarding the number and fiscal year-end value of unexercised options held at December 28, 2003 by each of the Named Executives.

       Aggregated Option Exercises in Fiscal Year 2003 and Fiscal Year-End
                                 Option Values

                                                                    Number of Securities        Value of Unexercised
                                                                   Underlying Unexercised          "In-the-Money"
                                                                     Options at Fiscal            Options at Fiscal
                           Shares Acquired       Value Realized         Year-End (#)                  Year-End ($)
          Name               or Exercised             ($)         Exercisable/Unexercisable   Exercisable/Unexercisable(1)
          ----               ------------             ---         -------------------------  ----------------------------
      Robert M. Jelenic         216,200           $1,311,204          1,345,634/749,000          $3,674,957/$2,357,355
      Jean B. Clifton           108,100              655,602            677,816/397,000            1,851,110/1,227,330
      Thomas E. Rice               -                    -               124,474/72,000               401,994/215,406
      Allen J. Mailman           13,255              80,458             112,855/53,400               323,838/174,458
      Marc S. Goldfarb             -                    -                  0/25,000                     0/56,400

------------------------------------------------------------------------------------------------------------------------------------

(1) Options are "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the options. The amounts represent the difference between the fair market value of the Common Stock issuable upon exercise of options at December 28, 2003, and the exercise price of the options, multiplied by the applicable number of options.

1997 Stock Incentive Plan

         See "Proposal 2 - Approval of Amendment of the 1997 Stock Incentive Plan for a description of the 1997 Stock Incentive Plan and certain proposed amendments to such plan.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

         In March 2003, the Company modified existing change-in-control agreements with each of Robert M. Jelenic and Jean B. Clifton. The new Employment Agreements, which contain severance benefits triggered by a change-in-control of the Company that are substantially similar to those contained in the prior change-in-control agreements, provide that Mr. Jelenic shall be employed as the Company's Chairman, President and Chief Executive Officer and Ms. Clifton as the Company's Executive Vice President and Chief Financial Officer at annual base salaries of $950,000 and $580,000, respectively, plus an annual performance-based bonus with a target amount not less than 30 percent of the base salary. The initial term of each of the agreements extends through December 31, 2006; provided, that, unless otherwise terminated pursuant to the agreements, the term of the agreements will be extended on December 31 of each year so as to automatically extend the termination date to a date that is three years from such December 31. Pursuant to the agreements, the term of such agreements shall not extend beyond the executive's 65th birthday. If the Company terminates the executive's employment (other than for cause, death or disability) or the executive terminates for good reason (as defined in the agreements) during the term, the executive is generally entitled to receive (i) three times (a) the executive's annual base salary plus (b) the executive's average annual bonus (as defined in the agreements); (ii) accrued but unpaid compensation and a pro-rata bonus for the year of termination; (iii) continuation of his or her health and welfare and fringe benefits for three years; (iv) a lump sum payment having an actuarial present value equal to the additional pension benefits (including any benefits under a defined benefit retirement plan or any excess or supplemental retirement plans in which the executive participates) the executive would have received if he or she had continued to be employed by the Company for an additional three years and (v) outplacement benefits. The agreements also provide that the executive is entitled to receive a payment in an amount sufficient to make the executive whole for any federal excise tax on excess parachute payments, unless the executive's excess parachute payments are not at least 110 percent of the safe harbor amount, in which event they will be reduced to the safe harbor amount to eliminate the excise tax. In addition, under certain circumstances, the executives will be subject to certain non-competition provisions.


                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         At the close of the fiscal year 2003, the members of the Compensation Committee (the "Committee") were Messrs. Lawrence (Chairman), Nusbaum and Staniar. The Committee oversees the compensation policies applicable to all employees and has specific responsibility for the compensation arrangements for the Company's Chief Executive Officer and Chief Financial Officer and the other members of senior management. It also has primary responsibility for administering the 1997 Plan and the Executive Incentive Compensation Plan.

Executive Compensation Philosophy

         The objectives of the Company's executive compensation program are to:
(1) attract and retain executives with the skills critical to the long-term success of the Company; (2) motivate and reward individual and team performance in attaining business objectives and maximizing stockholder value; and (3) link a significant portion of compensation to appreciation in the price of the Company's stock, so as to align the interests of the executive officers with those of the stockholders.

         To meet these objectives, the total compensation program is designed to be competitive with the programs of other comparable media companies and to be fair and equitable to both the Company and the executives. Consideration is given to each executive's overall responsibilities, professional qualifications, business experience, job performance, technical expertise and career potential and the combined value of these factors to the Company's long-term performance and growth.

Executive Compensation Program

         Each year the Committee, which is comprised entirely of independent directors, determines the compensation arrangements for the Company's executive officers, including the individuals whose compensation is detailed in this Proxy Statement. The executive compensation program has three principal components: salary, short-term incentive compensation (annual bonus) and long-term incentive compensation, each of which is described below. While the components of compensation are considered separately, the Committee takes into account the full compensation package afforded by the Company to the individual executive. While the Committee considers the individual and Company performance factors in making compensation decisions, the Committee applies its own business judgment in making final determinations.

         Salary. Salary is determined by evaluating the responsibilities of the position held, the individual's past performance, potential, period of service at current salary level and the competitive marketplace for executive talent. Salary ranges for the Company's executive officers are comparable to salary ranges of executives at comparable companies, as reported in data available to the Committee.

         Annual Bonus. In addition to salary, each executive officer is eligible to receive an annual bonus, which is linked to the operating and financial performance of the Company or the business unit for which he or she is responsible, or to both, as well as to individual performance goals. The Committee believes that bonuses paid to these individuals, including those whose compensation is reported in the Summary Compensation Table, reflect the level of achievement of Company goals and individual performance goals during 2003.

         Stock Options. Since 1997, stock options have been used to provide long-term incentive compensation to members of the Company's senior management and to align the interests of these individuals with the interests of stockholders. All stock options are granted with an exercise price of at least 100 percent of Fair Market Value (as defined in the 1997 Plan) of the Common Stock on the date of grant, and they vest, subject to certain change-of-control provisions of the 1997 Plan, in increments of 20 percent annually. In determining the number of options granted to an executive, the Committee bases its decision on an evaluation of the individual's past performance and potential to enhance stockholder value and on the relationship of equity and objective performance goals to the other components of his or her compensation. The 1997 Plan also provides for the grant of other forms of long-term awards including restricted stock, restricted stock units, SARs and performance units.

CEO Compensation

         The base salary of the Chief Executive Officer ("CEO") is determined by the Committee in a manner consistent with the base salary guidelines stated above. Specific consideration is given to the CEO's responsibilities and experience in the industry and the compensation of chief executive officers of comparable media companies. The annual bonus paid to the CEO is determined in accordance with a performance-based formula established pursuant to the Company's Executive Incentive Compensation Plan. In 2003, the CEO received the annual incentive bonus to which he was entitled under the specific targets established for the year, which was $300,000. In recognition of Mr. Jelenic's performance and consistent with the Company's policy of providing a compensation program with a significant equity component, the Committee also awarded Mr. Jelenic 210,000 stock options during 2003, which stock options have an exercise price of $17.55 per share. The options vest over five years and expire in ten years. The Committee believes that this award is an effective way of further aligning Mr. Jelenic's interests to those of the Company's stockholders, since the value of these stock options is directly linked to increases in stockholder value.

Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code limits to $1 million a year the deduction that a publicly held corporation may take for compensation paid to each of its chief executive officer and four other most highly compensated employees unless the compensation is "performance-based." Performance-based compensation must be linked to achievement of pre-established, objective performance goals under a plan approved by stockholders.

         In order to reduce or eliminate the amount of compensation that would not qualify for a tax deduction, should the compensation of the CEO or any other executive officer exceed $1 million in any year, the Company's Executive Incentive Compensation Plan is being resubmitted to stockholders for approval at the Company's meeting this year, so that amounts earned thereunder by certain employees will qualify as performance-based.

         Respectfully submitted,

         Joseph A. Lawrence

         Gary D. Nusbaum

         Burton B. Staniar


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation  Committee of the Board currently consists of Joseph
A. Lawrence, Gary D. Nusbaum and Burton B. Staniar. No member of the Compensation Committee was an officer or employee of the Company or any subsidiary of the Company during fiscal year 2003. There are no interlock relationships as defined in applicable Commission rules.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board, consisting solely of independent, non-management directors, assists the Board in carrying out its oversight responsibilities for the Company's financial reporting process, audit process and internal controls.

         The Audit Committee operates under a written charter, a copy of which is attached as Annex A hereto and is available on the Company's Website.

         In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed in detail the audited fiscal year 2003 financial statements with the Company's management and with Ernst & Young LLP, the Company's independent auditors. In addition, the Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards Number 61, Communication with Audit Committees, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard Number 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with the independent auditors their independence from the Company and its management. The Audit Committee has also considered whether Ernst & Young LLP's provision of non-audit services to the Company is compatible with the independence of such firm.

         Based on these reviews and discussions, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 28, 2003, for filing with the Commission.

         Based on the Audit Committee's and management's assessment of the performance of Ernst & Young LLP during the audit of the Company's financial statements for the fiscal year ending December 28, 2003, the Audit Committee recommended to the Board that Ernst & Young LLP be engaged as the Company's independent auditors for fiscal year 2004.

         Respectfully submitted,

         Errol M. Cook

         Joseph A. Lawrence

         James W. Hall

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
                         AND RELATED STOCKHOLDER MATTERS

         The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of March 19, 2004, by (i) each person known to the Company to own beneficially more than 5 percent of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executives and (iv) all executive officers and directors of the Company, as a group. Unless otherwise indicated, the address of each of our directors and officers is c/o Journal Register Company, State Street Square, 50 West State Street, Trenton, New Jersey 08608-1298. Except as set forth below, information with respect to beneficial ownership has been furnished to the Company by the respective stockholders of the Company.


                                                                          Amount and
                                                                            Nature                Percentage of
Name and Address of Beneficial Owner                                      of Beneficial               Class
------------------------------------                                       Ownership(1)               -----
                                                                         --------------

Ariel Capital Management, Inc. (2)                                          6,109,400                 14.6%
200 E. Randolph Drive, Suite 2900
Chicago, IL  60601

Private Capital Management, L.P. (3)                                        4,978,980                 11.9%
8889 Pelican Bay Blvd.
Naples, Florida  34108

Wachovia Corporation (4)                                                    3,896,850                  9.3%
One Wachovia Center
Charlotte, North Carolina  28288-0137

Gabelli Asset Management Inc. (5)                                           2,921,186                  7.0%
One Corporate Center
Rye, NY  10580


Robert M. Jelenic (6)(7)                                                    1,918,469                  4.4%
Jean B. Clifton (6)(8)                                                        969,123                  2.3%
John L. Vogelstein (6)                                                        978,600                  2.3%
Joseph A. Lawrence (6)                                                         53,550                    *
Errol M. Cook (6)                                                              14,800                    *
Gary D. Nusbaum (6)                                                             4,300                    *
Burton B. Staniar (6)                                                          14,300                    *
James W. Hall (6)                                                               1,800                    *
Thomas E. Rice (6)                                                            189,834                    *
Allen J. Mailman (6)(9)                                                       165,803                    *
Marc S. Goldfarb (6)                                                            5,500                    *
All directors and executive officers as a group (11 persons)                4,316,079                 9.7%
-----------

* Represents beneficial ownership of less than 1 percent of the outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of March 19, 2004 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the persons in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Based upon information contained in Schedule 13G filed by Ariel Capital Management, Inc. on February 13, 2004 indicating that Ariel Capital Management has sole voting power for 4,967,450 shares and sole dispositive power for 6,109,400 shares.

(3) Based upon information contained in Schedule 13G filed by Private Capital Management, L.P., LLC on January 12, 2004 indicating that Private Capital Management, L.P. has sole voting and dispositive power for 62,900 shares and shared voting and dispositive power for 4,916,080 shares.

(4) Based upon information contained in Schedule 13G filed by Wachovia Corporation on February 11, 2004 indicating that Wachovia Corporation has sole voting power for 2,838,545 shares, shared voting power for 9,900 shares and sole dispositive power for 3,850,730 shares.

(5) Based on information contained in Schedule 13D filed jointly by Gabelli Asset Management Inc. and certain entities and affiliates of Gabelli Asset Management Inc. on January 2, 2004. The reporting persons under such Schedule 13D have, in the aggregate, sole voting and dispositive power for 2,921,186 shares.

(6) Includes shares of Common Stock which these individuals have the right to acquire through the exercise of stock options within 60 days of March 19, 2004, as follows: Robert M. Jelenic, 1,507,917; Jean B. Clifton, 764,458; John L. Vogelstein, 1,800; Joseph A. Lawrence, 49,800; Errol M. Cook, 11,800; Gary D. Nusbaum, 1,800; Burton B. Staniar, 11,800; James W. Hall, 1,800; Thomas E. Rice, 148,474; Allen
         J. Mailman, 117,455; and Marc S. Goldfarb, 5,000.

(7) Includes 250 shares of Common Stock owned by Mr. Jelenic's spouse and 1,800 shares of Common Stock held by Mr. Jelenic as custodian for his children.

(8) Includes 50 shares of Common Stock owned by Ms. Clifton's spouse, 914 shares of Common Stock held by Ms. Clifton as custodian for her children and 600 shares of Common Stock held by Ms. Clifton as custodian for the benefit of her nieces and nephews.

(9)      Includes 1,800 shares of Common Stock owned by Mr. Mailman's spouse.

Equity Compensation Plan Information

         The following table sets forth certain information regarding the Company's equity compensation plan.

                                                                                        Number of securities remaining
                                  Number of securities to      Weighted-average           available for future issuance
                                  be issued upon exercise      exercise price of         under equity compensation plans
                                  of outstanding options,      outstanding options       (excluding securities reflected
        Plan category              warrants and rights         warrants and rights                in column (a))
        -------------             -------------------          -------------------                ------------
                                          (a)                          (b)                             (c)
Equity compensation plans
approved by security holders           5,199,412                      $18.13                         635,554

Equity compensation plans not
approved by security holders              None                         None                            None

Total                                  5,199,412                      $18.13                         635,554



                       CUMULATIVE TOTAL STOCKHOLDER RETURN

         The following line graph compares the performance of the Company's Common Stock during the five-year period ended December 31, 2003 with the Russell 2000 Index and an index composed of other publicly traded companies that the Company considers its peers (the "Peer Group"). The graph assumes an investment of $100 on December 31, 1998 in the Company's Common Stock, the Russell 2000 Index and the Peer Group index. The Peer Group returns are weighted by market capitalization at the beginning of each year. Cumulative total return assumes reinvestment of dividends. The performance shown is not necessarily indicative of future performance.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
             AMONG JOURNAL REGISTER COMPANY, THE RUSSELL 2000 INDEX
                       A PEER GROUP AND AN OLD PEER GROUP


        [LINE GRAPH INDICATING 5 YEAR CUMULATIVE TOTAL RETURN FOR JOURNAL
         REGISTER COMPANY, RUSSELL 2000, PEER GROUP, AND OLD PEER GROUP]


* $100 invested on 12/31/98 in stock or index, including reinvestment of dividends. For purposes of the chart, the fiscal year is assumed to end on December 31st of each year.


                                                              Cumulative Total Values ($)*
                                 ------------------------------------------------------------------------------------
                                      The Company      Russell 2000 Index       Peer Group         Old Peer Group
                                      -----------      ------------------       ----------         --------------
December 31, 1998                       100.00               100.00               100.00               100.00
March 31, 1999                           80.00                94.58               95.62                94.84
June 30, 1999                           150.00               109.28               102.22               101.62
September 30, 1999                       91.67               102.37               102.03               100.96
December 31, 1999                       102.92               121.26               119.92               115.30
March 31, 2000                           98.33               129.85               116.85               111.72
June 30, 2000                           121.67               124.94               119.75               113.51
September 30, 2000                      110.83               126.32               113.77               110.02
December 31, 2000                       107.09               117.59               110.35               104.79
March 31, 2001                          109.40               109.94               108.86               104.16
June 30, 2001                           107.33               125.76               115.80               112.18
September 30, 2001                      110.00                99.53               97.83                94.97
December 31, 2001                       140.27               120.52               114.53               111.22
March 31, 2002                          141.33               125.32               128.02               126.77
June 30, 2002                           134.00               114.85               117.57               117.81
September 30, 2002                      125.67                90.27               99.40                102.60
December 31, 2002                       118.53                95.83               108.05               108.98
March 31, 2003                          101.73                91.53               93.35                96.22
June 30, 2003                           120.60               112.97               111.61               113.09
September 30, 2003                      125.00               123.22               120.43               122.29
December 31, 2003                       138.00               141.11               133.48               137.29



* $100 invested on 12/31/98 in stock or indices, including reinvestment of dividends.

         The Peer Group is comprised of the following publicly traded newspaper publishing companies, and is weighted according to market capitalization as of the beginning of each year: (1) Lee Enterprises, Inc.; (2) The McClatchy Company; (3) Media General, Inc.; (4) Pulitzer, Inc.; (5) Dow Jones & Company, Inc.; and (6) Hollinger International Inc.

         The Peer Group selected by the Company was revised this year to exclude Belo Corp. because it is largely dependent on broadcast operations. There were no other changes made to the Peer Group. The peer group previously used by the Company, which includes Belo Corp. (the "Old Peer Group"), is shown in the charts above for comparative purposes.

       PROPOSAL 2 - APPROVAL OF AMENDMENT OF THE 1997 STOCK INCENTIVE PLAN

         On February 3, 2004, the Compensation Committee approved certain amendments to the Company's 1997 Stock Incentive Plan (the "1997 Plan"), subject to the approval of the stockholders. The key changes made by the amended and restated version of the 1997 Plan (the "Amended 1997 Plan") are as follows:

   o The number of shares available for grant under the 1997 Plan is increased from 6,383,750 to 7,383,750;

   o The limit on the number of shares for which any one individual may be granted awards in a single fiscal year is decreased from 700,000 to 500,000, and the provision limiting the total number of shares for which any one individual may be granted awards under the 1997 Plan to 2,500,000 is eliminated;

   o The list of business criteria on which goals for certain performance-based awards may be based is expanded;

   o Repricing of stock options and stock appreciation rights is expressly prohibited;

   o The description of stock appreciation rights is expanded to clarify the terms and conditions under which stock appreciation rights unrelated to stock options may be granted; and

   o A provision for automatic vesting of stock options upon a participant's qualifying retirement is added.

         In addition, the Amended 1997 Plan includes certain clarifying changes. The changes made to the 1997 Plan by the Amended 1997 Plan are described in more detail below, and a copy of the amended and restated plan is attached as Annex B.

Description of Amendments

         Shares Available. The number of shares authorized under the 1997 Plan is currently 6,383,750. The number of shares subject to currently outstanding Awards is approximately 5.2 million, and there are approximately 635,000 additional shares currently available for future grants. The Company anticipates that the remaining shares available will be granted during fiscal 2004 and that additional shares will be required for grants subsequent to that time. The Amended 1997 Plan increases the aggregate number of shares available for Awards under the 1997 Plan by 1,000,000 shares to a total of 7,383,750. The Amended 1997 Plan also makes clear that if Stock Units (known as Performance Units under the 1997 Plan) are forfeited or settled for cash, the shares subject to those units will become available for future grants. As under the 1997 Plan, the number of shares available is subject to adjustment in the event of stock splits, mergers, and other corporate transactions.

         Individual Limits on Awards. As explained below, the 1997 Plan is designed so that stock options, stock appreciation rights ("SARs"), and Qualified Performance-Based Awards (as defined below) granted under the Plan to individuals subject to the limitation on federal income tax deductibility imposed by Section 162(m) of the Internal Revenue Code will satisfy the requirements for the exception from that limitation. See "Summary of Material Unchanged Provisions - Performance Exception" below. One such requirement is that there be a maximum amount of shares that can be granted to any one individual during a specified period of time. The 1997 Plan contains two such limits: a limit on the number of shares that may be subject to awards granted in any one fiscal year to any one individual of 700,000 shares; and a limit of 2,500,000 shares over the lifetime of the 1997 Plan.

         The Amended 1997 Plan lowers the annual limitation to 500,000 shares and eliminates the lifetime limit. The Company wishes to eliminate the lifetime maximum because the Company's Chairman, President and Chief Executive Officer, Robert M. Jelenic, has already received grants with respect to 2,310,834 shares, and the Company anticipates that it will be in the best interests of the Company and its stockholders to make future grants to Mr. Jelenic that may result in the aggregate grants to him covering more than 2,500,000 shares. The annual maximum is sufficient to satisfy the requirements necessary to preserve eligibility for the Performance Exception, and will provide a reasonable limitation on awards to Mr. Jelenic and others. The Amended 1997 Plan also clarifies that the annual limit is subject to adjustment in the event of stock splits, mergers, and other corporate transactions.

         Business Criteria for Performance-Based Awards. Another requirement for Qualified Performance-Based Awards is that they be earned upon the achievement of objective performance goals based on stockholder-approved business criteria. The 1997 Plan provides for two such business criteria, earnings per share and return on equity. The Amended 1997 Plan expands this list to include, in addition, revenue growth, earnings before interest, taxes, depreciation and amortization (EBITDA), return on assets, return on invested capital, market capitalization, stock price appreciation, operating income, net income, free cash flow, repayment of debt, and strategic business goals relating to acquisitions. The Company believes that this expanded list will give the Compensation Committee greater flexibility to design awards and establish performance goals that reflect the Company's business goals as in effect from time to time.

         Prohibition of Repricing. The Amended 1997 Plan adds a provision prohibiting repricing of stock options or SARs unless stockholder approval of the repricing is obtained. Specifically, stockholder approval is required for any action that decreases the exercise price of a stock option or SAR, cancels a stock option or SAR in conjunction with the grant of a new stock option or SAR with a lower exercise price, or would otherwise be treating as a "repricing" for accounting purposes.

         Stand-Alone SARs. A SAR permits a participant to receive, upon exercise, the excess of the value of a specified number of shares of Common Stock on the date of exercise over the exercise price of the SAR, paid in cash and/or shares of Common Stock, as determined by the Compensation Committee. The 1997 Plan permits the grant of SARs in connection with stock options, and requires that any SAR have the same essential economic terms as the related stock option. The Amended 1997 Plan also permits the grant of SARs that are unrelated to stock options, with terms and conditions substantially similar to those permitted for stock options, including the term of the awards, exercise price, consequences of termination of employment, and limits on transferability. See "Summary of Material Unchanged Provisions - Options" below.

         Consequences of Retirement for Awards. The 1997 Plan provides that upon a participant's retirement, the Compensation Committee may elect to accelerate vesting of his or her options. The Amended 1997 Plan provides that, with respect to all options issued after the date of the Board's approval of the Amended 1997 Plan, such vesting will be automatic upon an employee's retirement at or after age 65 or a director's retirement at or after age 72, unless the Compensation Committee determines otherwise.

         Stock Units. The 1997 Plan provides for the grant of "Performance Units," which represent the right to receive either a specified number of shares or a cash payment equal to the value of a specified number of shares. The vesting of Performance Units may be based on the attainment of specified levels of one or more performance goals, or upon the continued service of the participant, or otherwise at the discretion of the Compensation Committee. Until any such goals and service requirements are met, the participant may not sell, transfer, assign or otherwise dispose of the Performance Units. At the end of the period with respect to which the goals and service requirements relate, the Compensation Committee will determine which Performance Units have been earned and will cause to be delivered to the participant a number of shares equal to the number of Performance Units deemed by the Compensation Committee to have been earned or cash equal to the fair market value of such shares. Performance Units will generally be forfeited if the participant's employment terminates before they vest, although the Compensation Committee may waive this forfeiture upon the participant's retirement or involuntary termination of employment other than for cause.

         The Amended 1997 Plan renames these awards "Stock Units," to reflect the fact that they may be earned based on service, as well as based upon the achievement of performance goals. The Amended 1997 Plan also provides that the Compensation Committee may award dividend equivalents in connection with Stock Units, and that unless otherwise provided by the Compensation Committee at the time of grant, upon a Change in Control (as defined in the 1997 Plan), Stock Units will vest in full and be settled in accordance with the terms of the applicable Stock Units agreement.

         The Compensation Committee has not granted any Performance Units under the 1997 Plan. However, in light of recent trends in equity compensation towards using more "full value" awards, the Compensation Committee may grant Stock Units in the future.

         Restricted Stock. The Amended 1997 Plan amends the language of the Restricted Stock provisions of the 1997 Plan for the grant of restricted shares of common stock ("Restricted Stock") to clarify that Restricted Stock may be earned based on continued service by the participant, the achievement of performance goals, or otherwise at the discretion of the Compensation Committee, but that vesting will occur under the Change in Control provisions without regard to service and performance requirements. See "Summary of Material Unchanged Provisions - Change in Control."

         Annual Director Option Grants. The 1997 Plan provides that each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries or affiliates and is not an officer, director or employee of WP LLC or one of its affiliates will receive, during the term of his or her directorship, an annual grant of stock options to purchase 10,000 shares of Common Stock on terms and conditions specified by the Compensation Committee. These options are NQOs, as defined in "Summary of Material Unchanged Provisions
- Types of Awards" below. Notwithstanding this provision, in connection with the implementation in October 2002 of a new compensation program for directors, the Board revised the annual grant of options to such directors to 9,000 shares. See "Compensation of Directors." The Amended 1997 Plan reflects this change, although the Compensation Committee retains authority to modify the number of shares included in the annual grant to directors. In addition, the Amended 1997 Plan also eliminates the reference to WP LLC, as the Company has been advised that WP LLC no longer owns a significant amount of the Company's common stock.

         Definition of Change in Control. As noted above, the 1997 Plan currently provides that the vesting of awards will be accelerated upon a Change in Control, which is defined to include, among other things, the acquisition by any individual, entity or group, other than Warburg Pincus, of beneficial ownership of 20 percent or more of the Company's outstanding stock or voting power. The Amended 1997 Plan eliminates the reference to Warburg Pincus, as the Company has been advised that Warburg Pincus no longer owns a significant amount of the Company's common stock.

         Deferrals. Several provisions of the 1997 Plan permit the Compensation Committee to establish procedures allowing participants to defer receipt of cash or shares of Common Stock otherwise due with respect to certain types of awards due under the plan in order to defer taxation. The Amended 1997 Plan consolidates these provisions into a single section providing that the Compensation Committee may establish such procedures after consideration of applicable laws.

Summary of Material Unchanged Provisions

         The material provisions of the 1997 Plan that remain unchanged in the Amended 1997 Plan are described below.

          History and Purpose of Plan. The Board originally adopted and the stockholders approved the 1997 Plan prior to the completion of the Company's Offering in 1997, and the 1997 Plan was amended by the Board and stockholders in 2001. The purpose of the 1997 Plan and the Amended 1997 Plan is to provide incentive to the directors, officers and key employees to grow and increase the profitability of the business of the Company, which will inure to the benefit of the stockholders of the Company.

          Types of Awards. The 1997 Plan authorizes the grant of stock options to acquire Common Stock, with or without related SARs; Restricted Stock; and Performance Units. As noted above, the Amended 1997 Plan would re-name Performance Units "Stock Units" and would permit the grant of SARs unrelated to stock options. See "Description of Amendments - Stand-Alone SARs" and "- Stock Units" above. Stock options may be incentive stock options ("ISOs") or nonqualified stock options ("NQOs").

          Source of Shares. The 1997 Plan provides for the use of authorized but unissued shares of Common Stock or treasury shares. To the extent that treasury shares are not used, authorized but unissued shares of Common Stock of the Company have been reserved for issuance upon exercise of options or distribution of Awards granted under the 1997 Plan. The Company has filed a registration statement covering the issuance of shares of Common Stock pursuant to the 1997 Plan.

          As of April 1, 2004, the closing price of one share of Common Stock was $21.45.

          Eligible Participants. All directors, officers, employees of, and consultants to the Company, its subsidiaries and affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its subsidiaries and affiliates are eligible to receive Awards under the 1997 Plan, except that consultants are not eligible to receive grants of ISOs and non-employee directors are eligible to receive only NQOs, as described below, and Restricted Stock. Approximately 315 persons currently hold outstanding options under the 1997 Plan. Each of the Named Executives received a grant of stock options during 2003. For details regarding the 2003 grants made to the Named Executives, see "Summary Compensation Table" and "Option Grants in Fiscal Year 2003." See "Description of Amendments - Annual Director Option Grants" above for a description of the automatic grants of NQOs to non-employee directors.

          Administration. The Compensation Committee currently administers the 1997 Plan, approves the eligible participants who will receive Awards, determines the form and terms of the Awards and has the power to determine vesting periods. Subject to certain limitations, the Compensation Committee may from time to time delegate some of its authority under the 1997 Plan. The Compensation Committee has the power to interpret the 1997 Plan and to make all other determinations necessary or advisable for its administration.

          Performance Exception. Section 162(m) of the Internal Revenue Code generally places a $1 million annual limit on a company's tax deduction for compensation paid to a "covered employee." A "covered employee" is defined as the company's chief executive officer and the other four highest paid officers named in its proxy statement. This limit does not apply to compensation that satisfies the applicable requirements for the "performance-based compensation" exception (the "Performance Exception"), including approval by stockholders of the material terms of the compensation. The 1997 Plan is designed so that options and SARs granted with an exercise price not less than the fair market value of the Common Stock on the date of grant, and awards designated as "Qualified Performance-Based Awards" (as defined in the 1997 Plan), that are made to covered employees will be considered performance-based and hence fully deductible. However, the Compensation Committee has the discretion to grant Awards to covered employees that will not qualify for the exemption from Section 162(m). Moreover, in certain cases such as death or disability, Qualified Performance-Based Awards may become payable even though the performance goals are not met, in which event the Qualified Performance-Based Awards will not be exempt from Section 162(m) and the Company may lose part or all of its tax deduction.

          Options. The exercise price of stock options granted under the 1997 Plan is determined by the Compensation Committee. The per-share exercise price of ISOs may not be less than the fair market value of a share of Common Stock on the date of grant. Options may not be exercised later than ten years after the date of grant. Under the 1997 Plan, the Compensation Committee may also grant SARs related to the options granted under the plan. Exercise of such a related SAR cancels the related option to the extent of such exercise, and vice versa. See "Description of Amendments - Stand-Alone SARs" above for a description of the Amended 1997 Plan's provisions permitting the grant of SARs that are not related to options.

         The Compensation Committee determines the times at which an option may be exercised. The 1997 Plan contains general rules regarding the extent to which an option may be exercised following termination of service, which the Compensation Committee may vary in its discretion, and which are overridden in certain cases as described below. These general rules are as follows:

   o Retirement or permanent disability: options that were exercisable at the time of termination remain exercisable for one year or the remainder of their term, if shorter. See "Description of Amendments - Consequences of Retirement for Options" above for a description of the provision of the Amended 1997 Plan for automatic vesting of unvested options upon retirement;

   o Death: in the case of death while in service, options that were exercisable at the time of death remain exercisable for one year or the remainder of their term, if shorter. In the case of death after termination of service, options that were still exercisable at the time of death remain exercisable for a minimum of an additional year or the remainder of their term, if shorter;

   o Termination of service for cause: all options terminate immediately; and

   o Other terminations of service: options that were exercisable at the time of termination remain exercisable for three months or the remainder of their term, if shorter.

          Restricted Stock. The Compensation Committee may condition the grant or vesting of Restricted Stock on the attainment of certain performance goals and/or upon the participant's continued service with the Company or any of its subsidiaries or affiliates. Until any such goals and service requirements are met, the participant may not sell, transfer, assign or otherwise dispose of the Restricted Stock. The participant generally has the right to vote Restricted Stock and to receive cash dividends paid on it. However, the Compensation Committee may determine that cash dividends will be deferred and reinvested in additional Restricted Stock and that dividends payable in Common Stock be paid in Restricted Stock. Restricted Stock will generally be forfeited upon a termination of service prior to the vesting of the Restricted Stock, although the Compensation Committee may waive any remaining restrictions upon termination of service due to retirement or involuntary termination of service other than for cause. See also "Description of Amendments - Restricted Stock" above.

          Performance Units. See "Description of Amendments - Stock Units" above for a description of Performance Units.

          Qualified Performance-Based Awards. As noted above, the Compensation Committee may designate an award of Restricted Stock or Performance Units to a covered employee as a Qualified Performance-Based Award designed to satisfy the Performance Exception, and condition the vesting of such award upon the attainment of specified levels of earnings per share and/or return on equity. See "Description of Amendments - Business Criteria for Performance-Based Awards" above for a description of the Amended 1997 Plan's expansion of the list of business criteria that can be used for Qualified Performance-Based Awards. The Compensation Committee does not have the power to waive achievement of such goals, except upon the death or disability of the participant. See, however, "Summary of Material Unchanged Provisions - Stock Units" above.

          Tax Payments. At the time any Award under the 1997 Plan is granted, the Compensation Committee may grant the participant the right to receive a cash payment in an amount specified by the Compensation Committee, to be paid when the Award results in compensation income to the participant and to help the participant pay the resulting taxes.

          Change in Control. The 1997 Plan provides that upon a Change in Control, unless otherwise determined by the Compensation Committee at the time of grant, all stock options, SARs and Restricted Stock immediately vest in full, and the Compensation Committee may make any other adjustments it deems appropriate and consistent with the 1997 Plan's purposes. In addition, any participant whose employment terminates other than for cause during the year following a Change in Control is guaranteed to have at least the lesser of a year or the remainder of the term of the stock options to exercise any stock options that he or she holds. See also "Description of Amendments - Stock Units" and "- Definition of Change in Control" above.

          Term; Amendment. No additional Awards may be granted under the 1997 Plan after May 6, 2007. The 1997 Plan may be amended or discontinued by the Board at any time, but no termination may impair the rights of any holders of then-outstanding Awards without the consent of the affected participant. The Compensation Committee may amend the terms of any Award retroactively or prospectively, but it may not make an amendment that would (i) cause a Qualified Performance-Based Award to fail to qualify for the Performance Exception, (ii) cause an Award to cease to be exempt from the short-swing profit recovery rules of Section 16 of the Securities Exchange Act of 1934, or (iii) impair the rights of the Award holder without the holder's consent. See "Description of Amendments
- Prohibition of Repricing" above for a description of the prohibition of repricing under the Amended 1997 Plan.

Federal Income Tax Consequences of Stock Options and SARs

         The federal income tax consequences to the Company and the participants of the grant and exercise of stock options and SARs, under present federal tax laws and regulations, are summarized below. The following discussion is intended only as a brief summary of such tax consequences, is not intended to be all-inclusive and, among other things, does not cover possible state, local or foreign tax consequences. It is not intended as tax advice to any participant or other individual.

         Grant of Stock Options and SARs. A participant will not recognize any taxable income at the time a stock option or SAR is granted and the Company will not be entitled to a federal income tax deduction at that time.

         Non-Qualified Stock Options. In general, a participant will not be subject to federal income tax upon the grant of an NQO. Upon the exercise of an NQO, the excess of the fair market value of the common stock on the date of exercise over the option exercise price will constitute taxable ordinary income to the participant on the date of exercise. The Company generally will be entitled to a deduction in the same year and amount that the ordinary income is recognized by the participant, subject in some cases to the limitations imposed by Sections 162(m) and 280G of the Internal Revenue Code. The participant's basis in the shares of common stock acquired upon exercise of an NQO will equal the total of the option exercise price paid plus the amount of taxable income recognized at the time of exercise. Any subsequent sale of the stock by the participant will be taxed as capital gain or loss to the participant and will be short-term or long-term capital gain or loss depending on how long the participant has held the stock at the time of sale.

         Incentive Stock Options. No ordinary income will be recognized by a participant holding an ISO at the time of exercise. However, the excess of the fair market value of the shares at the time of exercise over the option exercise price will be an adjustment to alternative minimum taxable income for purposes of the federal "alternative minimum tax" in the year of exercise. If the participant holds the shares for the greater of two years after the date the ISO was granted or one year after the acquisition of such shares, the difference between the amount realized upon disposition of the shares and the option exercise price will constitute long-term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other "disqualifying disposition" (including the use of the shares to exercise subsequent options) within two years after the date of grant or within one year after the date of exercise, the participant will realize taxable ordinary income in an amount equal to the lesser of: (1) the excess of the fair market value of the shares purchased at the time of exercise over the option exercise price; or (2) the amount realized in such sale, exchange or disqualifying disposition over the option exercise price. The Company will usually be entitled to a federal income tax deduction equal to such amount. In addition, the participant may have short-term capital gain or loss equal to the difference, if any, between: (i) the amount realized upon disposition of the shares; and (ii) the sum of the option exercise price plus the amount of taxable ordinary income which the participant recognized.

         Stock Appreciation Rights. Upon the exercise of a SAR, the participant will realize taxable ordinary income on the amount of cash received and/or the then current fair market value of the shares of common stock acquired, and the Company will usually be entitled to a corresponding federal income tax deduction. The participant's basis in any shares of common stock acquired will be equal to the fair market value of the shares upon receipt. Upon any subsequent disposition, any gain or loss realized will be capital gain or loss, which will be short-term or long-term depending on how long the participant has held the stock at the time of sale. The Company generally will be entitled to a deduction in the same year and amount that the ordinary income is recognized by the participant, subject in some cases to the limitations imposed by Sections 162(m) and 280G of the Internal Revenue Code.

         Withholding Taxes. Withholding taxes, based on the amount of taxable ordinary income recognized by the participant as described above, must be paid by such participant at the time of exercise of any NQO or SAR or settlement of restricted stock or restricted stock units prior to the delivery of shares.

         Limitation on Deductions. Section 162(m) of the Code generally places a $1 million annual limit on a company's tax deduction for compensation paid to a "covered employee." As explained above, the 1997 Plan is designed so that stock options, SARs, and Qualified Performance-Based Awards granted under the Plan to individuals subject to this limitation will satisfy the requirements for the Performance Exception to the limitation, but, as further explained above, it is possible that in some cases, Awards granted to covered employees may not qualify for the Performance Exception. See "Summary of Material Unchanged Provisions - Performance Exception" above. Further, if Awards vest or are paid on an accelerated basis upon a Change in Control or a subsequent termination of employment, some or all of the value of that payment or acceleration may be considered an "excess parachute payment" under Section 280G of the Code, which would result in the imposition of a 20 percent federal excise tax on the recipients of the excess parachute payments and loss of the Company's deduction for the excess parachute payments.

         General. Because the tax consequences to a participant may vary depending upon the participant's individual situation, and because such tax consequences are subject to change due to changes in tax laws or regulations, each participant should consult his or her personal tax advisor regarding the federal and any state, local or foreign, tax consequences to the participant.

Plan Benefits Under the 1997 Stock Incentive Plan

         As discussed above, grants to employees under the 1997 Plan will be made in the discretion of the Compensation Committee and, accordingly, are not ascertainable at this time. Non-employee directors currently receive an annual grant of 9,000 stock options. Based upon the current composition of the Board, which is comprised of six non-employee directors, such annual grant would constitute an aggregate of 54,000 options.

            THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE
                  AMENDMENT OF THE 1997 STOCK INCENTIVE PLAN.


                PROPOSAL 3 - APPROVAL OF THE CONTINUATION OF THE
                      EXECUTIVE INCENTIVE COMPENSATION PLAN

         On February 3, 2004, the Compensation Committee approved and recommended for stockholder approval the continuation of the Executive Incentive Compensation Plan, a copy of which is attached hereto as Annex C. The Executive Incentive Compensation Plan provides quarterly and/or annual incentive awards to certain executive officers of the Company contingent upon the financial performance of the Company, to motivate individual and corporate performance that will inure to the benefit of the Company's stockholders.

         The Executive Incentive Compensation Plan is being submitted for stockholder approval so that the Compensation Committee may continue to design the incentive compensation of the covered executive officers to be deductible by the Company, notwithstanding the limitations on deductibility under Section 162(m) of the Internal Revenue Code. As explained in more detail in "Proposal 2
- Approval of Amendment of the 1997 Stock Incentive Plan - Summary of Material Unchanged Provisions - Performance Exception," Section 162(m) disallows deductions for compensation in excess of $1 million paid in one year to any of a public corporation's top five executives, unless the compensation satisfies the requirements for the Performance Exception, including approval by stockholders of the material terms of the compensation. In the case of a plan that, like the Executive Incentive Compensation Plan, provides the Compensation Committee with the discretion to set goals based upon a range of performance measures, this stockholder approval must be obtained once every five years.

         Plan Administration. The Executive Incentive Compensation Plan is administered by the Compensation Committee of the Board and all decisions and all actions thereof are conclusive and binding. The Compensation Committee establishes the performance goals which must be met before awards are payable under the plan, administers the plan in accordance with terms and conditions of the plan, and certifies prior to payment of any awards that the performance goals for which awards are payable were, in fact, met. The Executive Incentive Compensation Plan may be amended, in whole or in part, at any time by the Board of Directors.

         Effective Date and Eligibility. The Executive Incentive Compensation Plan, as originally adopted and approved by the Board and approved by the stockholders was effective as of January 1, 1999 and scheduled to conclude on December 31, 2001. The plan was re-adopted and re-approved by the Board and approved by the stockholders in 2001 and is now scheduled to terminate on December 31, 2004. The continuation of the Executive Incentive Compensation Plan, approved by the Compensation Committee and recommended for stockholder approval, will extend the plan until December 31, 2009. The plan applies to the Company's fiscal quarters and fiscal year. Only the Chief Executive Officer, the Chief Financial Officer and executives in comparable positions with the Company are eligible to participate in the plan.

         Calculation of Awards. Each eligible participant is assigned an Individual Incentive Target for the purpose of calculating awards under the Executive Incentive Compensation Plan. For purposes of the Executive Incentive Compensation Plan, the base compensation rate used for the Chief Executive Officer and Chief Financial Officer may not be increased after the Compensation Committee has established the Individual Incentive Target for that particular fiscal year. The Individual Incentive Target represents the amount a participant would receive as an award under the plan adjusted up or down depending on actual Company financial performance during the quarter or year for which the award is calculated. The adjustment for Company performance could result in no payout or a payout up to two times the Individual Incentive Target. For all eligible participants other than the Chief Executive Officer and Chief Financial Officer, a subjective evaluation of the participant's contribution to the Company's performance is also completed by the Chief Executive Officer and the Compensation Committee and the award may be adjusted upward or downward as a result; provided, however, in no event may a participant's award be more than 200% of the applicable Individual Incentive Target.

         Financial Performance Criteria. Company financial performance is measured by comparing actual financial results for a given quarter or year against the pre-determined financial performance goals established by the Compensation Committee. Once established, such goals may not be changed as they apply to the Chief Executive Officer or Chief Financial Officer; however, the Compensation Committee has discretion to change the performance goals for participants other than the Chief Executive Officer and Chief Financial Officer. The specific financial elements to be used in the comparison to actual financial results are one or more of the following: earnings per share; return on equity; revenue growth; earnings before interest, taxes, depreciation and amortization (EBITDA); return on assets; return on invested capital; market capitalization; stock price appreciation; operating income; net income; free cash flow; repayment of debt; and strategic business goals relating to acquisitions. The Compensation Committee will authorize the payment of incentive awards immediately before or as soon as practicable following the end of each quarter or year through a certification that the performance goals for which incentives are payable have been met.

         New Plan Benefits Under the Executive Incentive Compensation Plan. The dollar value of benefits under the Executive Incentive Compensation Plan is based on the future performance of the Company and, therefore, is not readily ascertainable. The amounts paid in 2003 to the Chief Executive Officer, the Chief Financial Officer and the Senior Vice President - Operations, the only current participants in the Executive Incentive Compensation Plan, are shown in the "Bonus" column of the "Summary Compensation Table" in the "Executive Compensation" section of this Proxy Statement.

         Revisions to the Executive Incentive Compensation Plan. The terms of the Executive Incentive Compensation Plan are generally unchanged from the version approved by stockholders in 2001, except that the 2001 version did not contain the per-person annual maximums of $1,000,000 and $650,000, although those figures were disclosed to stockholders in connection with the 2001 approval of the plan. In addition, the financial performance criteria for measurement of performance under the version approved by shareholders in 2001 included only revenue growth, EBITDA and earnings per share. As noted above, the terms of the attached plan include a list that also includes: return on equity; return on assets; return on invested capital; market capitalization; stock price appreciation; operating income; net income; free cash flow; repayment of debt; and strategic business goals relating to acquisitions. The Company believes that this expanded list will give the Compensation Committee greater flexibility to design awards and establish performance goals that reflect the Company's business goals as in effect from time to time.

   THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE CONTINUATION OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN.

       PROPOSAL 4 - RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

         The Audit Committee has appointed Ernst & Young LLP as the Company's independent auditors to conduct the audit of the Company's books and records for the fiscal year ending December 26, 2004. The Audit Committee desires to obtain stockholder ratification of its appointment of Ernst & Young LLP as independent auditors for the Company for fiscal year 2004. Ernst & Young LLP served as the Company's auditors for the fiscal year ended December 28, 2003.

         The Audit Committee is directly responsible for the appointment and retention of the Company's independent auditors. If the appointment of Ernst & Young LLP is not ratified, the adverse vote will be considered as an indication to the Audit Committee that it should select other independent auditors for the following fiscal year. Given the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the appointment for fiscal year 2004 will be permitted to stand unless the Audit Committee finds other good reason for making a change.

         A representative of Ernst & Young LLP will attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

            THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE
             RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS
           INDEPENDENT AUDITORS FOR THE COMPANY FOR FISCAL YEAR 2004.


                        FEES PAID TO INDEPENDENT AUDITORS


         With respect to fiscal years 2003 and 2002, Ernst & Young LLP billed the Company for the following professional services:

                                                    Fiscal Year Ended
                                        ----------------------------------------
                                          Dec. 28, 2003          Dec. 29, 2002
                                        -----------------    -------------------
        Audit Fees                            $663,300              $638,100
        Audit-related Fees                     335,800                81,600
        Tax Fees                               129,700               288,000
        All Other Fees                               -                     -

         "Audit Fees" are fees for professional services for the audit of the Company's Consolidated Financial Statements, review of financial statements included in the Company's Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

         "Audit-Related Fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. This includes employee benefit and compensation plan audits, due diligence related to mergers and acquisitions, attestations that are not required by statute or regulation, and consulting related to financial accounting or reporting standards.

         "Tax Fees" are fees for professional services with respect to tax compliance, advice, and planning. This includes review of tax returns for the Company and its consolidated subsidiaries, refund claims, payment planning, tax audit assistance, and tax work stemming from "audit related" matters.

         "All Other Fees" are fees for other permissible work that does not meet the above category descriptions.

         The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has determined that, in its opinion, they are compatible.

             AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

         Consistent with the Commission's policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit and permissible non-audit services provided by the independent auditor, subject to certain de minimis exceptions. These services may include audit services, audit-related services, tax services and other services.

         Pre-approval is generally provided for a period of up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has authorized Mr. Cook to pre-approve (subject to certain limitations) additional non-prohibited services between meetings of the Audit Committee, although such pre-approvals are required to be reported by Mr. Cook to the Audit Committee at its next regular meeting.

         All work performed by Ernst & Young LLP as described above under the captions Audit Fees, Audit Related Fees, Tax Fees and All Other Fees requiring pre-approval was pre-approved by the Audit Committee pursuant to the provisions of the Audit Committee charter and the Company's Audit Committee Pre-Approval Policy, each of which is available on the Company's Website.

                              COSTS OF SOLICITATION

         The cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card and the cost of solicitation of proxies on behalf of the Board will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone or by regular employees of the Company without additional compensation. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Stock held of record by such persons and entities and will be reimbursed for their reasonable expenses incurred in connection with forwarding such material.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board knows of no other matters that will be brought before the Annual Meeting. In the event that any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, certain officers and persons holding more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and reports of changes in ownership with the Commission and the NYSE. Directors, certain officers and greater than 10 percent stockholders are also required by Commission regulations to furnish the Company with copies of all such reports that they file. Based solely upon the Company's review of copies of such forms provided to it, the Company believes that all filing requirements were complied with during the fiscal year ended December 28, 2003.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         The advance notice provisions of the By-laws provide, in general, that if a stockholder intends to propose business or make a nomination for the election of directors at the annual meeting, the Company must receive notice of such intention no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is changed by more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting nor later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must include: (a) as to each person who the stockholder proposes to nominate for election or reelection, all information relating to the proposed nominee required by the Commission to be disclosed in solicitations of proxies for election of directors in an election contest or, is otherwise required (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); or
(b) as to any other business, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made. The notice must also include: (i) the name and address of the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made and
(ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner. Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year's annual meeting, the required stockholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Company's Corporate Secretary at its principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. The foregoing is only a summary of detailed provisions of the By-laws and is qualified by reference to the text thereof. If notice is timely received and in compliance with all procedures, then the proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, without including information regarding the proposal in the Company's proxy materials.

         Stockholder proposals submitted for inclusion in the proxy statement to be issued in connection with the Company's 2005 Annual Meeting of Stockholders must be mailed to the Corporate Secretary, Journal Register Company, State Street Square, 50 West State Street, Trenton, NJ 08608-1298, and must be received by the Corporate Secretary on or before December 12, 2004.

                                  ANNUAL REPORT

         A copy of the Company's 2003 Annual Report is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of the Annual Report may obtain one, without charge, by writing, e-mailing or calling Journal Register Company at State Street Square, 50 West State Street, Trenton, NJ 08608-1298, Attention:
Corporate Secretary; e-mail: ir@journalregister.com; or telephone: (609)
396-2200.

                            HOUSEHOLDING OF MATERIALS

         In certain cases, only one copy of proxy statements and annual reports are being delivered to an address shared by two or more Company stockholders, unless the Company has received instructions to continue to deliver multiple copies to such address. This delivery method is referred to as "householding" and can generate meaningful cost savings for the Company. The Company will deliver promptly, upon oral or written request, a separate copy of its proxy statement and/or annual report to any stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of the proxy statement or annual report either now or in the future, please contact Journal Register Company at State Street Square, 50 West State Street, Trenton, NJ 08608-1298,
Attention: Corporate Secretary; e-mail: ir@journalregister.com; or telephone:
(609) 396-2200. If your shares are held through a broker or bank and you prefer to receive separate copies of the proxy statement or annual report either now or in the future, please contact your broker or bank.

                                       By Order of the Board of Directors,

                                       /s/ Marc S. Goldfarb
                                       --------------------
                                       Marc S. Goldfarb
                                       Corporate Secretary

Trenton, New Jersey
April 15, 2004

                                                                         ANNEX A

                            JOURNAL REGISTER COMPANY

                         Charter of the Audit Committee
                            of the Board of Directors


PURPOSE

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

COMMITTEE MEMBERSHIP

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and financial literacy requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the Commission.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Corporate Governance Committee. Audit Committee members may be replaced by the Board.

MEETINGS

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters
------------------------------------------

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments they made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

4. Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company's internal controls report and the independent auditor's attestation of the report prior to the filing of the Company's Form 10-K.

5.       Review and discuss quarterly reports from the independent auditors on:

   (a)      All critical accounting policies and practices to be used.

   (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

   (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

7. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

8. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

9. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

10. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor
--------------------------------------------------------------------

11.      Review and evaluate the lead partner of the independent auditor team.

12. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

13. Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

14. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor.

15. Discuss material issues on which the national office of the independent auditor was consulted by the Company's audit team and matters of audit quality and consistency.

16. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function
--------------------------------------------------

17. Review the appointment and replacement of the senior internal auditing executive.

18. Review the significant reports to management prepared by the internal auditing department and management's responses.

19. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities
-------------------------------------

20. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

21. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics.

22. Review reports and disclosures of insider and affiliated party transactions.

23. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

24. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

25. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

26. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

LIMITATION OF AUDIT COMMITTEE'S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                                                         ANNEX B

                            JOURNAL REGISTER COMPANY
                1997 STOCK INCENTIVE PLAN (AMENDED AND RESTATED)

SECTION 1.        PURPOSE; DEFINITIONS

         The purpose of the Plan is to give the Corporation a competitive advantage in attracting, retaining and motivating officers, other employees, directors and consultants and to provide the Corporation and its subsidiaries with a stock plan providing incentives more directly linked to the profitability of the Corporation's businesses and increases in shareholder value.

         For purposes of the Plan, the following terms are defined as set forth below:

a. "Affiliate" means a corporation or other entity controlled by the Corporation and designated by the Committee from time to time as such.

b. "Award" means a Stock Appreciation Right, Stock Option, Restricted Stock, or Stock Unit.

c. "Board" means the Board of Directors of the Corporation.

d. "Cause" means (1) conviction of a participant for committing a felony under federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a participant's employment duties or (3) willful and deliberate failure on the part of a participant to perform his employment duties in any material respect, or such other events as shall be determined by the Committee. The Committee shall have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

e. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

f. "Commission" means the Securities and Exchange Commission or any successor agency.

g. "Committee" means the Committee referred to in Section 2.

h. "Common Stock" means common stock, par value $.01 per share, of the Corporation.

i. "Corporation" means Journal Register Company, a Delaware corporation.

j. "Covered Employee" means a participant designated prior to the grant of shares of Restricted Stock or Stock Units by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which Restricted Stock or Stock Units are expected to be taxable to such participant.

k. "Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

l. "Early Retirement" means retirement from active employment with the Corporation or a subsidiary or Affiliate thereof pursuant to the early retirement provisions of the applicable pension plan of such employer.

m. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

n. "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

o. "Free-Standing SAR" has the meaning set forth in Section 5.

p. "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

q. "Non-Employee Director" means a member of the Board who qualifies as a Non-Employee Director as defined in Rule 16b-3(b)(3), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

r. "NonQualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

s. "Normal Retirement" means (i) in the case of employees of the Corporation or its Affiliates, retirement from active employment with the Corporation or a subsidiary or Affiliate thereof at or after age 65, or (ii) in the case of non-employee directors of the Corporation, retirement from service as a director upon or after attainment of age 72.

t. "Qualified Performance-Based Award" means an Award of Restricted Stock or Stock Units designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Corporation would expect to be able to claim a tax deduction with respect to such Restricted Stock or Stock Units and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

u. "Performance Goals" means performance goals established by the Committee in connection with the grant of Restricted Stock or Stock Units. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: earnings per share, return on equity, revenue growth, earnings before interest, taxes, depreciation and amortization (EBITDA), return on assets, return on invested capital, market capitalization, stock price appreciation, operating income, net income, free cash flow, repayment of debt and strategic business goals relating to acquisitions, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

v. "Plan" means the Journal Register Company 1997 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

w. "Restricted Stock" means an award granted under Section 6.

x. "Retirement" means Normal Retirement or Early Retirement.

y. "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

z. "Section 16 Event" is an event that, in the view of counsel to a holder of an Award hereunder, may result in liability of such holder under Section 16 of the Exchange Act.

aa. "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

bb. "Stock Appreciation Right" has the meaning set forth in Section 5.

cc. "Stock Option" has the meaning set forth in Section 5.

dd. "Stock Unit Period" shall mean a period of consecutive fiscal years or portions thereof designated by the Committee over which Stock Units are to be earned.

ee. "Stock Units" means an award granted under Section 7, representing the right to receive a specified number of shares of Common Stock, a cash value equal to the value thereof, or a combination of both, in settlement thereof.

ff. "Tandem SAR" has the meaning set forth in Section 5.

gg. "Termination of Employment" means (i) in the case of a participant who is an employee of the Corporation or any of subsidiaries or Affiliates, the participant's ceasing to be employed by the Corporation and its subsidiaries and Affiliates, unless immediately thereafter, the participant is a non-employee director or a consultant to the Corporation or any of its subsidiaries or Affiliates; (ii) in the case of a participant who is a consultant to the Corporation or any of subsidiaries or Affiliates, the participant's ceasing to be such a consultant, unless immediately thereafter, the participant is a non-employee director or an employee of the Corporation or any of its subsidiaries or Affiliates; and (iii) in the case of a participant who is a non-employee director, the participant's ceasing to be a member of the Board, unless immediately thereafter, the participant is an employee of or consultant to the Corporation or any of its subsidiaries or Affiliates. A participant employed by or serving as a consultant to a subsidiary or an Affiliate of the Corporation shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or an Affiliate, as the case may be, and the participant is not, immediately thereafter, a non-employee director or an employee of or consultant to the Corporation or another subsidiary or Affiliate of the Corporation. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Corporation and its subsidiaries and Affiliates shall not be considered Terminations of Employment.

         In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.        ADMINISTRATION

         The Plan shall be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than two Non-Employee Directors, each of whom shall be an "outside director" for purposes of Section 162(m)(4) of the Code and an "independent director" under the Corporate Governance rules of the New York Stock Exchange, and shall be appointed by and serve at the pleasure of the Board.

         The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to officers and employees of the Corporation and its subsidiaries and Affiliates and other persons eligible to receive Awards hereunder.

         Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(a) To select the persons to whom Awards may from time to time be granted;

(b) To determine whether and to what extent Incentive Stock Options, NonQualified Stock Options, Stock Appreciation Rights, Restricted Stock, and Stock Units or any combination thereof are to be granted hereunder;

(c) To determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the exercise price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Corporation or any subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(e) To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith;

(f) To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

(g) To determine under what circumstances an Award may be settled in cash or Common Stock under Sections 5(j) and 7(b)(iv), and to determine under what circumstances a Stock Appreciation Right may be settled in cash or Common Stock.

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

         The Committee may act only by a majority of its members then in office, except that the members thereof may (i) delegate to an officer of the Corporation the authority to make decisions pursuant to Section 5 and (ii) authorize any one or more of their members or any officer of the Corporation to execute and deliver documents on behalf of the Committee. Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Plan participants.

         Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 3.        COMMON STOCK SUBJECT TO PLAN

         The total number of shares of Common Stock reserved and available for grant under the Plan shall be 7,383,750, subject to the third paragraph of this
Section 3. No participant may be granted Awards covering in excess of 500,000 shares of Common Stock in any fiscal year, subject to the third paragraph of this Section 3. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

         If any shares of Restricted Stock are forfeited, or if any Stock Option (and related Stock Appreciation Right, if any) terminates without being exercised, or if any Stock Appreciation Right is exercised for cash, or if any Stock Units are forfeited or settled for cash, shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

         In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Corporation, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the maximum annual limitation on grants to any individual, in the number, kind and exercise price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted exercise price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4.        ELIGIBILITY

         Directors, officers, employees and consultants of the Corporation, its subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Corporation, its subsidiaries and Affiliates are eligible to be granted Awards under the Plan; provided, that, consultants and non-employee directors shall not be eligible for grants of Incentive Stock Options.

SECTION 5.        STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and NonQualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Appreciation Rights may be "Tandem SARs," which are granted in conjunction with a Stock Option, or "Freestanding SARs," which are not granted in conjunction with a Stock Option. Tandem SARs may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a NonQualified Stock Option, Tandem SARs may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, Tandem SARs may be granted only at the time of grant of such Stock Option. A Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option. Upon the exercise of a Stock Appreciation Right, the participant shall be entitled to receive an amount in cash, shares of Common Stock, or both, with the Committee having the right to determine the form of payment, in value equal to the product of (x) the excess of the Fair Market Value of one share of Common Stock over the exercise price of the applicable Stock Appreciation Right, multiplied by (y) the number of shares of Common Stock in respect of which the Stock Appreciation Right has been exercised.

         The Committee shall have the authority to grant any participant Incentive Stock Options, NonQualified Stock Options, both types of Stock Options (in each case with or without Tandem SARs), and/or Free Standing SARs; provided, however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Corporation and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a NonQualified Stock Option.

         Stock Options and Stock Appreciation Rights shall be evidenced by Award agreements, the terms and provisions of which may differ. Any such agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option, a NonQualified Stock Option, or a Stock Appreciation Right. The grant of a Stock Option or Stock Appreciation Right shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option or Stock Appreciation Right, determines the number of shares of Common Stock to be subject to such Stock Option or Stock Appreciation Right to be granted to such individual and specifies the terms and provisions of the Stock Option or Stock Appreciation Right. The Corporation shall notify a participant of any grant of a Stock Option or Stock Appreciation Right, and a written Award agreement or agreements shall be duly executed and delivered by the Corporation to the participant. Such agreement or agreements shall become effective upon execution by the Corporation and the participant.

         Anything in the Plan to the contrary notwithstanding (other than Section 14), no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

         Stock Options and Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

     (a) Exercise Price. The exercise price per share of Common Stock under a Stock Option or Stock Appreciation Right shall be determined by the Committee and set forth in the Award agreement, and with respect to Incentive Stock Options, shall not be less than the Fair Market Value of the Common Stock subject to such Incentive Stock Option on the date of grant. The exercise price of a Tandem SAR must be equal to the exercise price of the related Stock Option.

     (b) Term. The term of each Stock Option or Stock Appreciation Right shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

     (c) Exercisability. Except as otherwise provided herein, Stock Options and Freestanding SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. Tandem SARs shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of this Section 5. If the Committee provides that any Stock Option or Stock Appreciation Right is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option or Stock Appreciation Right.

     (d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options and Freestanding SARs may be exercised by a participant, in whole or in part, at any time during the applicable term by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock with respect to which such Stock Option or Freestanding SAR is being exercised. A Tandem SAR may be exercised by a participant by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee, and Stock Options so surrendered shall no longer be exercisable to the extent the related Tandem SARs have been exercised. Upon the exercise of a Tandem SAR, the Stock Option or portion thereof to which such Tandem SAR is related shall be deemed to have been exercised for purposes of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Tandem SAR at the time of exercise based on the value of the Tandem SAR at such time.

         In the case of exercise of a Stock Option, notice of exercise shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Corporation may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted and provided, further, that such already owned shares have been held by the optionee for at least six months at the time of exercise.

         In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms.

         In addition, in the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option.

         No shares of Common Stock shall be issued until full payment therefor has been made. Subject to Section 15, an optionee shall have all of the rights of a shareholder of the Corporation holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 11(a).

     (e) Nontransferability. No Stock Option or Freestanding SAR shall be transferable by a participant other than (i) by will or by the laws of descent and distribution; or (ii) in the case of a NonQualified Stock Option or Freestanding SAR, as otherwise expressly permitted under the applicable Award agreement including, if so permitted, pursuant to a gift to the applicable participant's family, whether directly or indirectly or by means of a trust or partnership or otherwise. Tandem SARs shall be transferable only to permitted transferees of the related Stock Option in accordance with this Section 5(e). Stock Options and Stock Appreciation Rights shall be exercisable, subject to the terms of this Plan, only by the participant, the guardian or legal representative of the participant, or any person to whom a Stock Option or Stock Appreciation Right is transferred pursuant to the preceding two sentences, it being understood that the term "holder," "optionee," and "participant" include such guardian, legal representative and other transferee.

     (f) Termination by Death. Unless otherwise determined by the Committee, if a participant's employment terminates by reason of death, any Stock Option or Stock Appreciation Right held by such participant may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the applicable Award agreement) from the date of such death or until the expiration of the stated term of such Stock Option or Stock Appreciation Right, whichever period is the shorter.

     (g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if a participant's employment terminates by reason of Disability, any Stock Option or Stock Appreciation Right held by such participant may thereafter be exercised by the participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the applicable Award agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option or Stock Appreciation Right, whichever period is the shorter; provided, however, that if the participant dies within such period, any unexercised Stock Option or Stock Appreciation Right held by such participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option or Stock Appreciation Right, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee at the time of grant: (A) if a participant incurs a Termination of Employment by reason of Normal Retirement, any Stock Option or Stock Appreciation Right held by such participant that was granted subsequent to March 30, 2004 shall, to the extent unexercisable as of such Termination of Employment, vest in full and become exercisable upon such Termination of Employment; and (B) if a participant incurs a Termination of Employment by reason of Retirement, any Stock Option or Stock Appreciation Right may thereafter be exercised by the participant, to the extent it was exercisable at the time of such Retirement (including under clause (A) of this sentence if applicable) or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the applicable Award agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option or Stock Appreciation Right, whichever period is the shorter; provided, however, that if the participant dies within such period any unexercised Stock Option or Stock Appreciation Right held by such participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option or Stock Appreciation Right, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (i) Other Termination. Unless otherwise determined by the Committee: (A) if a participant incurs a Termination of Employment for Cause, all Stock Options or Stock Appreciation Rights held by such participant shall thereupon terminate; and (B) if a participant incurs a Termination of Employment for any reason other than death, Disability, Retirement, or for Cause, any Stock Option or Stock Appreciation Right held by such participant, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option's or Stock Appreciation Right's term; provided, however, that if the participant dies within such three-month period, any unexercised Stock Option or Stock Appreciation Right held by such participant shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option or Stock Appreciation Right, whichever period is the shorter. In the event of Termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

     (j) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the exercise price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

SECTION 6.        RESTRICTED STOCK

     (a) Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the directors, officers, employees and consultants to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 6(c).

     (b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Journal Register Company 1997 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Journal Register Company, State Street Square, 50 West State Street, Trenton, New Jersey 08608-1298."

The Committee may require that the certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

              (i) The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock Award upon attainment of Performance Goals of the type applicable to Qualified Performance-Based Awards. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may condition the settlement thereof upon the attainment of Performance Goals and/or upon the continued service of the participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions; provided, however, that in the case of Restricted Stock that is a Qualified Performance-Based Award, the applicable Performance Goals have been satisfied.

              (ii) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 6(c)(vii), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided that the foregoing shall not prevent a participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the exercise price for Stock Options.

              (iii) Except as provided in this paragraph (iii) and Sections 6(c)(i) and 6(c)(ii) and the Restricted Stock Agreement, the participant shall have, with respect to shares of Restricted Stock, all of the rights of a stockholder of the Corporation holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 11(e) of the Plan, (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and
         (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.

              (iv) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 6(c)(i), 6(c)(ii), 6(c)(v), and 14(a)(iii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

              (v) In the event that a participant retires or such participant's employment is involuntarily terminated (other than for Cause), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock.

              (vi) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

              (vii) Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

SECTION 7.        STOCK UNITS

     (a) Administration. Stock Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers, employees and consultants to whom and the time or times at which Stock Units shall be awarded, the number of Stock Units to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3), the duration of the Stock Unit Period and any other terms and conditions of the Award, in addition to those contained in
Section 7(b).

     (b) Terms and Conditions. Stock Unit Awards shall be subject to the following terms and conditions:

              (i) The Committee may, prior to or at the time of the grant, designate Stock Units as Qualified Performance-Based Awards, in which event it shall condition the settlement thereof upon attainment of Performance Goals of the type applicable to Qualified Performance-Based Awards. If the Committee does not designate Stock Units as Qualified Performance-Based Awards, it may also condition the settlement thereof upon the attainment of Performance Goals and/or upon the continued service of the participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the Stock Units Agreement referred to in Section 7(b)(vi), Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Stock Unit Period.

              (ii) Except to the extent otherwise provided in the applicable Stock Unit Agreement and Section 7(b)(iii), upon a participant's Termination of Employment for any reason during the Stock Unit Period or before any applicable Performance Goals are satisfied, all rights to receive cash or stock in settlement of the Stock Units shall be forfeited by the participant.

              (iii) In the event that a participant's employment is terminated (other than for Cause), or in the event a participant retires, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Stock Units that are Qualified Performance-Based Awards, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's Stock Units.

              (iv) At the expiration of the Stock Unit Period, the Committee shall evaluate the Corporation's performance in light of any Performance Goals for such Award, and shall determine the number of Stock Units granted to the participant which have been earned, and the Committee shall then cause to be delivered (A) a number of shares of Common Stock equal to the number of Stock Units determined by the Committee to have been earned, or (B) cash equal to the Fair Market Value of such number of shares of Common Stock to the participant, as the Committee shall elect (subject to any deferral pursuant to Section
         15).

              (v) If so determined by the Committee in the applicable Stock Unit Agreement and subject to Section 11(e), the participant may be provided with the right to receive dividend equivalent payments with respect to Stock Units, which may be payable in cash or shares of Common Stock in connection with the settlement of the underlying Stock Units or on such other terms and conditions as the Committee may determine.

              (vi) Each Award shall be confirmed by, and be subject to, the terms of a Stock Unit Agreement.

SECTION 8.        TAX OFFSET BONUSES

         At the time an Award is made hereunder or at any time thereafter, the Committee may grant to the participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the participant, for the purpose of assisting the participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.

SECTION 9.        TERM, AMENDMENT AND TERMINATION

         The Plan will terminate 10 years after the effective date of the Plan. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a participant under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award or Stock Unit Award theretofore granted without the participant's consent, except such an amendment made to cause the Plan to qualify for any exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Corporation's shareholders to the extent such approval is required by law or agreement.

         The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Award to qualify for any exemption provided by Rule 16b-3. Notwithstanding the foregoing, in no event may any Stock Option or Stock Appreciation Right be amended to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Stock Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a "repricing" of such Stock Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Corporation's stockholders or is taken pursuant to the third paragraph of Section 3.

         Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 10.       UNFUNDED STATUS OF PLAN

         It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 11.       GENERAL PROVISIONS

         (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

         (1) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

         (2) Any registration or other qualification of such shares of the Corporation under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

         (3) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

         (b) Nothing contained in the Plan shall prevent the Corporation or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

         (c) Adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Corporation or any subsidiary or Affiliate to terminate the employment of any employee at any time.

         (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Corporation, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

         (e) Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, or of dividend equivalents on Stock Units that must be settled in shares of Common Stock, shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

         (f) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

         (g) In the case of a grant of an Award to any employee of a subsidiary of the Corporation, the Corporation may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

         (h) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

SECTION 12.       EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of the date it is approved by at least a majority of the outstanding shares of Common Stock of the Corporation.

SECTION 13.       DIRECTOR STOCK OPTIONS

         (a) Each director of the Corporation who is not otherwise an employee of the Corporation or any of its subsidiaries or Affiliates shall, on the first Tuesday following his or her first election as a director of the Corporation, and thereafter on the day after each Annual Meeting of Stockholders during such director's term, automatically be granted NonQualified Stock Options to purchase 9,000 shares of Common Stock on terms and conditions specified by the Committee.

         (b) An automatic director Stock Option shall be granted hereunder only if as of each date of grant the director (i) is not otherwise an employee of the Corporation or any of its subsidiaries or Affiliates, (ii) has not been an employee of the Corporation or any of its subsidiaries or Affiliates for any part of the preceding fiscal year, and (iii) has served on the Board continuously since the commencement of his term.

         (c) Each holder of a Stock Option granted pursuant to this Section 13 shall also be eligible for the rights specified in Section 15.

         (d) In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on such date, then all non-employee directors entitled to a grant on such date shall share ratably in the number of options on shares available for grant under the Plan.

         (e) Except as expressly provided in this Section 13, any Stock Option granted hereunder shall be subject to the terms and conditions of the Plan as if the grant were made pursuant to Section 5 hereof.

SECTION 14.       CHANGE IN CONTROL.

         (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, other than Section 14(c), in the event of a Change in
Control:

              (i) any Stock Options and Stock Appreciation Rights outstanding as of the date of such Change in Control, and which are not then exercisable and vested, shall become fully exercisable and vested (unless the award to the specific individual provides otherwise);

              (ii) if the holder of a Stock Option or Stock Appreciation Right incurs a Termination of Employment for any reason other than for Cause within one year after the Change in Control, such Stock Option or Stock Appreciation Right shall remain exercisable for not less than the lesser of one year or the balance of its term;

              (iii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

              (iv) all Stock Units shall be considered to be earned and payable in full, any deferral or other restriction on such Stock Units shall lapse, and such Stock Units shall be settled as promptly as is practicable in the form set forth in the applicable Award Agreement; and

              (v) the Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes.

         (b) Definition of Change in Control. A "Change in Control" shall mean the happening of any of the following events:

              (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Corporation (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this paragraph (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliate or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 14(b); or

              (ii) individuals who, as of March 27, 2001, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to March 27, 2001 whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

              (iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

              (iv) the approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

         (c) The foregoing provisions of Section 14 shall not apply to an Award if and to the extent so provided by the Committee at the time of grant and, in such case, specified in such grant agreement.

SECTION 15.       DEFERRALS

         Under procedures established by the Committee that take into account applicable law in effect at any relevant time, the Committee may allow a participant to defer receipt of payment of cash or delivery of Common Stock that would otherwise be due such participant by reason of exercise of a Stock Option or a Stock Appreciation Right, lapse of restrictions on Restricted Stock or vesting of a Stock Unit. A participant who makes such a deferral shall not have any rights as a stockholder with respect to any deferred shares of Common Stock before delivery to such participant, except to the extent otherwise determined by the Committee.

                                                                         ANNEX C

                            JOURNAL REGISTER COMPANY
                      EXECUTIVE INCENTIVE COMPENSATION PLAN

PURPOSE OF THE PLAN

The Executive Incentive Compensation Plan (the "Plan") has been established to support Journal Register Company's (the "Company") objective of being a leader in the newspaper industry, and a company that stresses high quality products and services, superior customer service, and a good return on its stockholders' investment. The Plan provides quarterly and/or annual incentive awards to certain executive officers of the Company, contingent upon the financial performance of the Company, to motivate individual and corporate performance that will inure to the benefit of the Company's stockholders.

The Plan is intended to comply with Section 162(m) of the Internal Revenue Code. Any Plan provision that is determined to be in conflict with this goal shall be null and void.

PLAN ADMINISTRATION

The Compensation Committee of the Board of Directors administers the Plan. The Compensation Committee establishes the performance goals which must be met before awards are payable under the Plan, administers the Plan in accordance with terms and conditions of the Plan, and certifies, prior to payment of any awards, that the performance goals for which awards are payable were, in fact, met.

EFFECTIVE DATE

The Plan applies to the Company's fiscal quarters and fiscal year.

ELIGIBILITY

The Chairman, President and CEO, the Executive Vice President and CFO, and executives in comparable positions with the Company are eligible to participate in the Plan.

To be eligible to receive an incentive award during any given fiscal year, a participant must be in an eligible position during that fiscal year and remain in an eligible position until the date the awards for that fiscal year are paid.

Participants who assume an eligible position after the beginning of a fiscal year will be eligible to participate in the Plan during that year. Their Individual Incentive Target will be pro-rated; however, to reflect the actual number of days in that position during the year versus the total number of available work days in the year. Participants who leave the Company, either on a voluntary or involuntary basis, prior to the date awards are paid will cease to be eligible to participate in the Plan on the effective date of their termination of employment.

CALCULATION OF AWARDS

Each eligible participant is assigned an Individual Incentive Target for the purpose of calculating awards under the Plan. The targets are based in part on the participant's base compensation rate. The Individual Incentive Target represents the amount a participant would receive as an award under the Plan for the quarter or year if all the Company financial performance goals were met. The actual award amount may be higher or lower than this amount depending on actual Company financial performance during the quarter or year for which the award is calculated. For the purposes of the Plan, the base compensation rate of the CEO and CFO may not be increased after the Compensation Committee has established the Individual Incentive Target for that particular fiscal year.

Company financial performance is measured by comparing actual financial results for a given quarter or year against the financial performance goals established by the Compensation Committee prior to the beginning of that fiscal quarter or year. Such goals shall not change, as this Plan applies to the CEO and CFO. The specific financial elements used in this comparison are one or more of the following: earnings per share; return on equity; revenue growth; earnings before interest, taxes, depreciation and amortization (EBITDA); return on assets; return on invested capital; market capitalization; stock price appreciation; operating income; net income; free cash flow; repayment of debt; and strategic business goals relating to acquisitions. The Compensation Committee authorizes the payment of incentive awards immediately before, or as soon as practicable following the end of each quarter or year and certifies that the performance targets for which incentives are payable have been met.

The award level based on Company financial performance may range from 0% to 200% depending on actual results. For participants other than the CEO and CFO, after the award level is calculated, the Compensation Committee and the CEO subjectively evaluate such participant's contribution to the Company's performance and the award may be adjusted upward or downward as a result; provided, however, in no event shall a participant's award be more than 200% of the applicable Individual Incentive Target. The maximum award that may be paid to the CEO with respect to any fiscal year is $1,000,000. The maximum award that may be paid to the CFO with respect to any fiscal year is $650,000. The Compensation Committee reserves the right to reduce the level of incentives payable for all participants, at its sole discretion.

AWARD PAYMENTS

Awards shall be paid immediately before, or as soon as practicable following, the end of the fiscal quarter or year for which awards are payable.

OTHER INFORMATION

The establishment of the Plan, the payment of any award, or any action of the Compensation Committee in connection with the Plan shall not be held or construed to confer upon any participant any legal right to be continued in the employ of the Company.

Any decision made or action taken by the Compensation Committee in connection with the construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of the Compensation Committee and shall be conclusive and binding upon all persons.

The Plan may be terminated, suspended, withdrawn, amended or modified in whole or in part at any time. No member of the Board of Directors or Compensation Committee shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, officer, agent or participant, except in circumstances involving bad faith, for anything done or omitted to be done by himself/herself.

                            JOURNAL REGISTER COMPANY
                              STATE STREET SQUARE
                              50 WEST STATE STREET
                         TRENTON, NEW JERSEY 08608-1298
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 2004

Dear Stockholder:

     The Annual Meeting of Stockholders of Journal Register Company will be held at 10:00 a.m. on Tuesday, May 18, 2004 at The Trenton Marriott Hotel at Lafayette Yard, One West Lafayette Street, Trenton, New Jersey 08608, for the following purposes:

     1. To elect two Class A directors to hold office until the 2007 Annual Meeting of Stockholders;
     2.  To approve an amendment of the 1997 Stock Incentive Plan;
     3.  To approve the continuation of the Executive Incentive Compensation
         Plan;
     4. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for fiscal year 2004; and
     5. To transact such other business as may properly be presented at the 2004 Annual Meeting or any adjournments or postponements thereof.

Only holders of Common Stock of Journal Register Company of record at the close of business on March 19, 2004 will be entitled to vote at the meeting and at any adjournments or postponements thereof.

TO BE SURE THAT YOUR VOTE IS COUNTED, WE URGE YOU TO COMPLETE AND SIGN THE PROXY/VOTING INSTRUCTION CARD BELOW, DETACH IT FROM THIS LETTER AND RETURN IT IN THE POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE. The giving of such proxy does not affect your right to vote in person if you attend the Annual Meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

If you plan to attend the Annual Meeting in person, detach, sign and bring this letter to the meeting as an admission ticket. Directions to the meeting are on the reverse side.

April 15, 2004                             By Order of the Board of Directors,

                                           Marc S. Goldfarb
                                           Corporate Secretary







--------------------------------------------------------------------------------

JOURNAL REGISTER COMPANY
PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Journal Register Company for the Annual Meeting on May 18, 2004

     The undersigned appoints Robert M. Jelenic and Jean B. Clifton, and each of them with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Journal Register Company Common Stock which the undersigned may be entitled to vote at the Annual
Meeting of Stockholders to be held on May 18, 2004 and at any adjournment or postponement thereof, as indicated on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1, 2, 3 and 4 and in the discretion of the proxy holders as to any other matter which may properly be presented at the Annual Meeting or any adjournments or postponements thereof.

(Continued and to be signed and dated, on the reverse side.)

                                        JOURNAL REGISTER COMPANY
                                        P.O. BOX 11422
                                        NEW YORK, N.Y. 10203-0422

                                ADMISSION TICKET
                            JOURNAL REGISTER COMPANY
           ANNUAL MEETING OF STOCKHOLDERS, MAY 18, 2004 AT 10:00 A.M.
    THE TRENTON MARRIOTT HOTEL AT LAFAYETTE YARD, ONE WEST LAFAYETTE STREET,
                           TRENTON, NEW JERSEY 08608

                             ADMITS ONE STOCKHOLDER

Directions:

From Philadelphia:
Take Interstate 95 North to U.S. Route 1 North (Exit 29A - Morrisville). Follow U.S. Route 1 North (to Trenton) approximately six miles to toll bridge (no toll North bound) entering into New Jersey. Immediately upon entering New Jersey, exit onto Route 29 North. Follow Route 29 North approximately 1.3 miles and take the first Calhoun Street exit. Turn right at the first traffic signal onto West State Street, then turn right at the next traffic signal onto Barrack Street. Turn left onto West Lafayette Street and The Marriott Hotel will be on your right.

From New York:
Take the New Jersey Turnpike South to Interstate 195 West (Exit 7A). Follow I-95 West (to Trenton) for approximately 7.5 miles and merge onto Route 29 North. Follow Route 29 North approximately 3.5 miles and take the first Calhoun Street exit. Turn right at the first traffic signal onto West State Street, then turn right at the next traffic signal onto Barrack Street. Turn left onto West Lafayette Street and The Marriott Hotel will be on your right.















                             DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

           (Please sign, date and
           return this proxy card in             [X]
           the enclosed envelope.)     Votes MUST be indicated
                                      (x) in Black or Blue ink.

1.  Election of Class A Directors

    FOR all nominees listed below  [ ]       WITHHOLD AUTHORITY to vote                EXCEPTIONS  [ ]
                                             for all nominees listed below  [ ]

   Nominees: Burton B. Staniar and James W. Hall

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE
   "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

   *Exceptions
              -----------------------------------------------------------------------


2.  To approve an amendment of the 1997            FOR     AGAINST     ABSTAIN
    Stock Incentive Plan;                          [ ]       [ ]         [ ]


3.  To approve the continuation of the Executive   [ ]       [ ]         [ ]
    Incentive Compensation Plan;


4.  To ratify the appointment of Ernst & Young     [ ]       [ ]         [ ]
    LLP as independent auditors for the Company
    for fiscal year 2004.

In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

                         To change your address, please mark this box.   [ ]

                         To include any comments, please mark this box.  [ ]



                                               SCAN LINE


                         The signature on the Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenants, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.


                             -----------------------------        -----------------------------
                             Date   Share Owner sign here         Co-Owner sign here
